SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                      SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 24, 1996

                             CUC International Inc.
                             ----------------------
             (Exact name of registrant as specified in its Charter)


  Delaware                       1-10308                       06-0918165
- -------------------------------------------------------------------------------
(State or other          (Commission File Number)           (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)


707 Summer Street, Stamford, Connecticut                   06901
- ---------------------------------------- ---------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

Registrant's Telephone Number, Including Area Code (203) 324-9261


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

ITEM 5.

OTHER EVENTS

As previously disclosed by CUC International Inc., a Delaware corporation (the "Company") in prior fillings: During July 1996, the Company merged certain of its subsidiaries with Davidson & Associates, Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra") by issuing approximately 30.1 million shares and
25.6 million shares of the Company's common stock, par value $.01 per share ("Common Stock"), respectively. Davidson and Sierra develop, publish and distribute educational and entertainment software for home and school use. During August 1996, the Company merged one of its subsidiaries with Ideon Group, Inc. ("Ideon"), principally a provider of credit card enhancement services, by issuing approximately 11 million shares of Common Stock (the "Ideon Merger").


The above mergers have been accounted for as poolings-of-interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The Company has prepared restated supplemental consolidated financial statements reflecting the above-described transactions and is filing them as Exhibit 99.1 to this Current Report on Form 8-K so that the Company may incorporate such financial statements into any future registration statements by reference to this report. Unaudited restated supplemental interim consolidated financial statements as of April 30, 1996 and July 31, 1996 and for the three month periods ended April 30, 1996 and 1995 and for the three month and the six month periods ended July 31, 1996 and 1995 reflecting the above-described transactions have also been included herein as Exhibit 99.2.

The supplemental consolidated financial statements do not extend through the date of consummation of the Ideon Merger. However, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

In addition, the selected supplemental consolidated financial data and management's discussion and analysis of financial condition and results of operations of the Company have been prepared to give retroactive effect to the above-described transactions and appear herein as Exhibits 99.3 and 99.4, respectively.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements of businesses acquired:

     1. Audited consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the fiscal year ended March 31, 1996.

     2. Audited consolidated financial statements of Davidson & Associates, Inc. for the year ended December 31, 1995.

     3. Audited consolidated financial statements of Ideon Group, Inc. for the year ended December 31, 1995.

(b)  Exhibits

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Deloitte & Touche LLP.

     23.3 Consent of Deloitte & Touche LLP.

     23.4 Consent of Price Waterhouse LLP.

     23.5 Consent of KPMG Peat Marwick LLP.

     27   Financial Data Schedule.

     99.1 Supplemental Consolidated Financial Statements of CUC International Inc. for the fiscal year ended January 31, 1996 (as restated to reflect the acquisitions of Sierra On-Line, Inc. on July 24, 1996, Davidson & Associates Inc. on July 24, 1996 and Ideon Group, Inc. on August 7, 1996).

     99.2 Supplemental Interim Consolidated Financial Statements of CUC International Inc. for the three month period ended April 30, 1996 and for the three month and the six month periods ended July 31, 1996 (as restated to reflect the acquisitions of Sierra On-Line, Inc. on July 24, 1996, Davidson & Associates, Inc. on July 24, 1996 and Ideon Group Inc. on August 7, 1996).

     99.3 Selected Supplemental Consolidated Financial Data of CUC International Inc. (as restated to reflect the acquisitions of Sierra On-Line Inc. on July 24, 1996, Davidson & Associates, Inc. on July 24, 1996 and Ideon Group, Inc. on August 7, 1996).

     99.4 Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations of CUC International Inc. (as restated to reflect the acquisitions of Sierra On-Line, Inc. on July 24, 1996, Davidson & Associates, Inc. on July 24, 1996 and Ideon Group, Inc. on August 7, 1996).

(a) 1.
                      Sierra On-Line, Inc. and Subsidiaries
                        Consolidated Financial Statements
                             March 31, 1996 and 1995
                        With Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Sierra On-Line, Inc.
Bellevue, Washington


We have audited the accompanying consolidated balance sheets of Sierra On-Line, Inc. and subsidiaries (the "Company") as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1996 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Seattle, Washington

June 24, 1996

SIERRA ON-LINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1996 AND 1995
(in thousands, except share data)

ASSETS
                                                                                            1996                  1995
                                                                                          --------              --------
CURRENT ASSETS:
   Cash and cash equivalents .......................................................     $   40,220            $   50,186
   Marketable investment securities ................................................         48,741                50,573
Accounts receivable, net of allowances of $14,022 and $7,265........................         43,677                12,984
Inventories  .......................................................................          8,054                 4,903
Deferred income taxes...............................................................          8,159                 1,777
Other current assets (including $792 note receivable from related
       parties at March 31, 1995) ..................................................          5,945                 4,932
                                                                                         ----------            ----------
         Total Current Assets  .....................................................        154,796               125,355
PROPERTY, PLANT AND EQUIPMENT, net .................................................         11,490                 9,068
GOODWILL, net of accumulated amortization of $4,635 and $2,871......................          9,785                 6,498
DEFERRED INCOME TAXES ..............................................................          1,241                 1,522
OTHER ASSETS  ......................................................................          1,585                 2,911
                                                                                         ----------            ----------
                                                                                         $  178,897            $  145,354
                                                                                         ==========            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable  ...............................................................     $   15,536            $    6,127
   Accrued compensation and related benefits  ......................................          7,012                 4,118
   Accrued incentive payments  .....................................................            538                 1,562
   Royalties payable (including $10 and $633 payable to a related party)............          2,327                 2,938
   Deferred revenue  ...............................................................          3,906                 1,261
   Accrued interest ................................................................             33                 1,160
   Other accrued expenses (including $1,954 and $247 payable to related parties)....          7,268                 5,028
                                                                                         ----------            ----------
       Total Current Liabilities  ..................................................         36,620                22,194
ADVANCES UNDER PUBLISHING AGREEMENT AND
   OTHER LIABILITIES  ..............................................................          1,030                 5,907
MINORITY INTEREST IN JOINT VENTURE .................................................          1,233                   ---
CONVERTIBLE DEBT, net of unamortized discount and issuance costs
    of $586 and $1,066..............................................................         23,389                34,634
COMMITMENTS AND CONTINGENCIES  (Note 9)  ...........................................            ---                   ---
STOCKHOLDERS' EQUITY:
   Preferred stock, par value $.01 per share;
     1,000,000 shares authorized, none outstanding  ................................            ---                   ---
   Common stock and paid-in capital, par value $.01 per share; 40,000,000
     shares authorized; 20,518,871 and 18,726,519 shares issued and outstanding.....         93,018                70,052
   Retained earnings ...............................................................         24,728                12,696
   Net unrealized holding gains (losses)............................................            (67)                  101
   Cumulative translation adjustment  ..............................................           (705)                  119
                                                                                         ----------            ----------
                                                                                            116,974                82,968
   Less common stock in treasury, 94,154 shares, at cost  ..........................            349                   349
                                                                                         ----------            ----------
         Total Stockholders' Equity  ...............................................        116,625                82,619
                                                                                         ----------            ----------
                                                                                         $  178,897            $  145,354
                                                                                         ==========            ==========







See Notes to Consolidated Financial Statements.

SIERRA ON-LINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1996, 1995 AND 1994
(in thousands, except per share data)


                                                                      1996                  1995                  1994
                                                                   ----------            ----------            ----------
REVENUES:
     Net sales..............................................       $  156,123            $   95,821            $   70,712
     Other .................................................            2,054                 2,058                 2,389
                                                                   ----------            ----------            ----------
                                                                      158,177                97,879                73,101
                                                                   ----------            ----------            ----------

OPERATING EXPENSES:
     Manufacturing costs ...................................           32,821                21,663                20,058
     Amortization of software development costs ............              865                 9,689                 8,379
     Royalties (including $1,294, $819, and $256 earned
        by related party)...................................           11,777                 7,370                 4,005
     Selling, general and administrative ...................           52,135                32,777                25,685
     Research and development ..............................           35,899                21,967                17,686
     Purchased in-process research and development .........              ---                   ---                 1,102
     Amortization ..........................................            2,075                 1,212                   722
                                                                   ----------            ----------            ----------
                                                                      135,572                94,678                77,637
                                                                   ----------            ----------            ----------

INCOME (LOSS) FROM OPERATIONS ..............................           22,605                 3,201                (4,536)
                                                                   ----------            ----------            ----------

OTHER INCOME (EXPENSE):
     Gain on sale of The ImagiNation Network ...............              ---                19,739                   ---
     Equity in loss from The ImagiNation Network............              ---                (1,990)               (5,066)
     Shareholder litigation costs...........................              ---                (1,500)                  ---
     Contract termination and consulting fees ..............           (2,302)
     Interest income (including $12, $84 and $152
        earned from related parties)........................            5,022                 3,713                 1,331
     Interest expense ......................................           (2,690)               (4,306)                 (280)
                                                                   ----------            ----------            ----------
                                                                           30                15,656                (4,015)
                                                                   ----------            ----------            ----------

INCOME (LOSS) BEFORE INCOME TAXES ..........................           22,635                18,857                (8,551)

INCOME TAX PROVISION (BENEFIT) .............................            7,680                 5,865                  (679)

CHANGE IN VALUATION ALLOWANCE ..............................           (1,215)                  ---                   ---
                                                                   ----------            ----------            ----------

NET INCOME (LOSS) ..........................................       $   16,170            $   12,992            $   (7,872)
                                                                   ==========            ==========            ==========

NET INCOME (LOSS) PER SHARE:
     Primary ...............................................       $     0.77            $     0.70            $   (0.46)
     Fully diluted .........................................             0.76                  0.68                (0.46)

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Primary ...............................................           21,007                18,513               17,143
     Fully diluted .........................................           23,009                22,216               17,143







See Notes to Consolidated Financial Statements.

SIERRA ON-LINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED MARCH 31, 1996, 1995 AND 1994
(in thousands, except share data)

                                        Common Stock                       Net                                          Total
                                    and Paid-in Capital    Retained    Unrealized    Cumulative     Treasury Stock      Stock-
                                    -------------------    Earnings      Holding    Translation    ----------------    holders'
                                     Shares     Amount     (Deficit)      Gains      Adjustment    Shares    Amount     Equity
                                     ------     ------     ---------   ----------   -----------    ------    ------    --------
BALANCE, APRIL 1, 1993             16,776,183   $44,311     $ 7,898     $     ---    $     (247)   104,474  $  (392)   $ 51,570
   Net loss                                                  (7,872)                                                     (7,872)
   Stock options exercised            595,108     3,256                                                                   3,256
   Tax benefit of stock option
     transactions                                   442                                                                     442
   INN liquidation preference                     3,977                                                                   3,977
   S Corporation distributions                                 (295)                                                       (295)
   Foreign currency translation
     adjustment                                                                              28                              28
                                   ----------   -------     -------     ---------    -----------   -------  -------    --------
BALANCE, MARCH 31, 1994             17,371,291   51,986        (269)                       (219)   104,474     (392)     51,106
   Net income                                                12,992                                                      12,992
   Equity contributions                             266                                                                     266
   Stock options exercised            333,807     2,131                                                                   2,131
   Tax benefit of stock option
     transactions                                 1,772                                                                   1,772
   Conversion of convertible debt   1,021,421    13,897                                                                  13,897
   Treasury stock issued                                                                           (10,320)      43          43
   S Corporation distributions                                  (27)                                                        (27)
   Net unrealized holding gains
     on marketable investment
     securities available-for-sale                                            101                                           101
   Foreign currency translation
     adjustment                                                                             338                             338
                                   ----------   -------     -------     ---------    ----------    -------  -------    --------
BALANCE, MARCH 31, 1995            18,726,519    70,052      12,696           101           119     94,154     (349)     82,619
   Net income                                                16,170                                                      16,170
   Stock options exercised
     and stock purchased under
     the Employee Stock
     Purchase Plan                    624,611     3,758                                                                   3,758
   Tax benefit of stock option
     transactions                                 3,624                                                                   3,624
   Conversion of convertible debt     837,498    11,379                                                                  11,379
   S Corporation distributions                               (4,138)                                                     (4,138)
   Stock issued for bonuses and
     an amendment to an incentive
     payment plan                     182,285     4,107                                                                   4,107
   Stock issued in business
     acquisitions                     147,958        98                                                                      98
   Net unrealized holding gains
     on marketable investment
     securities available-for-sale                                           (168)                                         (168)
   Foreign currency translation
     adjustment                                                                            (824)                           (824)
                                   ----------   -------     -------     ---------    ----------    -------  -------    --------
BALANCE, MARCH 31, 1996            20,518,871   $93,018     $24,728     $     (67)   $     (705)    94,154  $  (349)  $ 116,625
                                   ==========   =======     =======     =========    ==========    =======  =======   =========








See Notes to Consolidated Financial Statements.

SIERRA ON-LINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1996, 1995 AND 1994
(in thousands)

                                                                                1996              1995             1994
                                                                             -----------       -----------      -----------
OPERATING ACTIVITIES:
   Net income (loss)  ...................................................    $    16,170       $    12,992      $    (7,872)
   Reconciliation to net cash provided by (used for) operating activities:
     Depreciation .......................................................          4,187             3,298            3,085
     Amortization of intangible assets and issuance costs ...............          2,763            11,153            9,102
     Gain on sale of The ImagiNation Network ............................            ---           (19,739)             ---
     Equity loss from The ImagiNation Network ...........................            ---             1,990            5,066
     Sierra Pioneer Joint Venture minority interest......................          1,233               ---              ---
     Purchased in-process research and development ......................            ---               ---            1,102
     Provision for doubtful accounts  ...................................          1,205               829              650
     Deferred income taxes  .............................................         (2,476)           (2,840)          (1,394)
     Other  .............................................................            ---             1,880             (661)
   Cash provided (used) by changes in assets and liabilities:
     Accounts receivable  ...............................................        (32,370)           (2,670)          (5,020)
     Inventories  .......................................................         (3,151)              127             (898)
     Other current assets  ..............................................         (1,013)            2,937            1,880
     Software development costs  ........................................            ---            (5,037)          (6,060)
     Research and development acquired  .................................            ---               ---           (2,452)
     Other assets  ......................................................            461            (1,090)            (225)
     Accounts payable  ..................................................          9,125             1,498             (219)
     Accrued compensation and related benefits ..........................          2,894             2,067              212
     Royalties payable  .................................................           (611)            1,583              570
     Deferred revenue  ..................................................          2,645               268              993
     Accrued interest ...................................................         (1,127)            1,160              ---
     Other accrued expenses  ............................................            218             1,093              489
     Advances under publishing agreement and other liabilities...........         (4,877)            4,692              (14)
                                                                             -----------       -----------      -----------
       Net cash provided by (used for) operating activities  ............         (4,724)           16,191           (1,666)
INVESTING ACTIVITIES:
   Proceeds from sale of The ImagiNation Network ........................            ---            19,739              ---
   Proceeds from matured marketable investment securities................         93,556            40,319           67,865
Purchases of marketable investment securities  ..........................        (91,724)          (69,880)         (65,550)
Net purchases of property, plant and equipment  .........................         (6,609)           (4,901)          (3,628)
Loan to The ImagiNation Network .........................................            ---            (2,895)             ---
   Payment for purchase of subsidiaries, net of cash acquired
     and research and development .......................................         (1,987)           (1,620)          (2,797)
   Net repayment of advances to The ImagiNation Network .................            ---               ---            1,646
                                                                             -----------       -----------      -----------
     Net cash used by investing activities  .............................         (6,764)          (19,238)          (2,464)
FINANCING ACTIVITIES:
   Net proceeds from convertible debt offering ..........................            ---            48,250              ---
   Proceeds from exercise of options and warrants  ......................          3,758             2,131            3,255
   S Corporation distributions ..........................................         (2,184)              (27)            (295)
   Other ................................................................           (312)             (780)              40
                                                                             -----------       -----------      -----------
     Net cash provided by financing activities  .........................          1,262            49,574            3,000
                                                                             -----------       -----------      -----------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS  .........................................................        (10,226)           46,527           (1,130)
EFFECT OF EXCHANGE RATE CHANGES ON CASH  ................................            260                96              ---
CASH AND CASH EQUIVALENTS:
     BEGINNING OF YEAR...................................................         50,186             3,563            4,693
                                                                             -----------       -----------      -----------
     END OF YEAR  .......................................................    $    40,220       $    50,186      $     3,563
                                                                             ===========       ===========      ===========


See Notes to Consolidated Financial Statements

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosure of cash flow and noncash investing and financing information for the years ended March 31 is as follows (in thousands):

                                                  1996       1995      1994
                                                  ----       ----      ----
Cash paid (received) during the year for:
   Income taxes, net  ......................    $  9,584    $ 7,181    $ (739)
   Interest  ...............................    $  3,817    $ 4,578    $  ---

During fiscal 1996 and 1995, the Company converted $11,725,000 and $14,300,000 of convertible debt into 837,500 and 1,021,421 shares of common stock, respectively.

In fiscal 1994, the Company purchased all of the capital stock of Coktel Vision for $5,332,000. In connection with the acquisition, liabilities assumed were as follows (in thousands):

Fair value of net assets acquired ...............................  $  7,641
Cash paid  ......................................................    (5,332)
                                                                   --------
Liabilities assumed  ............................................  $  2,309
                                                                   ========




See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1996, 1995 AND 1994

NOTE 1:  BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Pending Sale of the Company to CUC International, Inc.

   On February 17, 1996, the Board of Directors approved the sale of the Company to CUC International Inc. (CUC). Under the terms of the merger agreement, the shareholders of the Company will receive 1.225 shares of CUC common stock for each share of the Company's common stock. The sale is subject to shareholder approval.

   Consulting fees related to the merger have been expensed as incurred and approximate $0.6 million. Upon shareholder approval of the merger, the Company will be obligated to pay approximately $7.7 million in additional consulting fees.

Basis of Presentation

   The consolidated financial statements include the accounts of Sierra On-Line, Inc. (Sierra), a Delaware corporation, its wholly-owned subsidiaries, and its 51% interest in a corporate joint venture (collectively referred to as the Company). Significant subsidiaries include Sierra On-Line Limited (Sierra U.K.), Dynamix, Inc. (Dynamix), Bright Star Technology, Inc. (Bright Star), Coktel Vision, S.A. (Coktel), Software Inspiration, Ltd. (Inspiration), PXL Acquisition Corp. (Pixellite), Papyrus Design Group, Inc. (Papyrus), and Sierra/Pioneer Joint Venture (Pioneer). The accounts of The ImagiNation Network, Inc. (INN) were consolidated with those of the Company through July 26, 1993 and accounted for under the equity method from July 1993 to December 1994 when the Company sold its remaining interest in INN to AT&T Corp.

   All significant intercompany balances and transactions are eliminated.

Nature of Operations

   The Company designs, develops, publishes, markets and distributes interactive entertainment and education software for personal computers, CD-ROM-based PC systems and selected emerging platforms. Using its design and development capabilities, the Company creates branded product series for existing and emerging hardware platforms. The Company's products are distributed in North America, Europe, and Asia. Sales are generated through a domestic field sales organization and electronic superstores, software specialty stores, mass merchants, direct mail, and bundling arrangements. The Company performs its own disk duplicating and packaging for diskette-based products at its Oakhurst, California and Paris, France facilities. The Company does not internally replicate CD-ROM-based products but rather subcontracts that work to several third parties.

   The Company is subject to certain business risks which could affect future operations and financial performance. These risks include changing computing environments, rapid technological change, development of new products, concentrations in manufacturing facilities, competitive pricing, and reliance on distribution channels.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Changes in these estimates and assumptions may have a material impact on the financial statements. The Company has used estimates in determining certain provisions including sales returns, uncollectible trade accounts receivable, useful lives for fixed assets and intangible assets, and tax liabilities.

Cash and Cash Equivalents

   Cash and cash equivalents include cash, certificates of deposit and short term investments with original maturities of three months or less.

Marketable Investment Securities

   Marketable investment securities consist of corporate bonds, U.S. Treasury notes, and commercial paper. All securities are classified as available-for-sale and are reported at fair value with net unrealized holding gains and losses excluded from earnings and reported in stockholders' equity. Fair value is based upon quoted market prices using the specific identification method.

Inventories

   Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment

   Property, plant and equipment is stated at cost. Depreciation and amortization are provided using a straight-line method over estimated useful lives ranging from two to 18 years.

Software Development Costs and Purchased In-Process Research and Development Expenses

   Under the criteria set forth in SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the on-going assessment of the recoverability of costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amounts that have been capitalized under this statement, after consideration of the above factors, are amortized on either a straight-line basis over the estimated useful lives of the products (six to 24 months) or the ratio of current product revenues to the total revenues expected over the life of the product, whichever produces the greater expense.

   Purchased in-process research and development is charged to expense on the date acquired if it has no alternative future use and technological feasibility is not established.

Goodwill

   Goodwill represents the excess purchase price paid over the net assets of acquired companies. Goodwill is amortized on a straight-line basis over seven years.

   The carrying value of goodwill is reviewed on a regular basis for the existence of facts or circumstances both internally and externally that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on the discounted expected future cash flows from the impaired assets.

Foreign Currency

   Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the year. The translation adjustment resulting from this process is presented separately in shareholders' equity. The gains and losses from foreign currency transactions are included in selling, general and administrative expense in the statements of operations.

Revenue Recognition

   The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) No. 91-1, Software Revenue Recognition. Revenue from product sales is recognized upon shipment, provided no significant vendor obligations remain and collection of the resulting receivable is deemed probable. Other insignificant vendor obligations consisting primarily of costs associated with telephone support to customers after delivery of software are accrued. Revenue from royalty and service arrangements is insignificant.

   The Company's agreements with certain distributors and retailers permit them to exchange products or provide price protection under certain circumstances. The Company provides an allowance for estimated exchanges and price protection.

Advertising

   The Company accounts for advertising costs in accordance with SOP No. 93-7, Reporting on Advertising Costs. Direct response advertising is capitalized only if customer sales can be directly correlated to the advertising and if future benefit can be demonstrated. Capitalized advertising costs are amortized using the straight-line method over the estimated benefit period of three months. Advertising expense for fiscal 1996, 1995 and 1994 was $7,530,000, $8,750,000 and $7,850,000, respectively. Amounts capitalized at March 31, 1996 and 1995 approximated $561,000 and $598,000, respectively.

Income Taxes (Benefit)

   The Company computes income taxes using an asset and liability method, under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

Net Income (Loss) Per Share

   Net income (loss) per share is based upon the weighted average number of common shares outstanding during the period and after consideration of the dilutive effect, if any, of stock options granted using the treasury stock method. In addition, conversion of the Company's 6-1/2% Convertible Subordinated Notes are included in fully diluted income per share using the if-converted method when such securities are dilutive.

   As a result of applying the if-converted method, net income for the purposes of computing fully diluted net income per share amounts has been adjusted for the assumed decrease in interest expense, net of income taxes, as follows (in thousands):

                                                        1996           1995
                                                     ---------      ---------
     Net income..................................    $  16,170      $  12,992
     Adjustment..................................        1,205          2,115
                                                     ---------      ---------
                                                     $  17,375      $  15,107
                                                     =========      =========

Stock Split

   On March 3, 1995, the Company recorded a two-for-one stock split to holders of record on February 17, 1995. Outstanding shares, stock options and per share data have been retroactively restated for all periods to give effect to the stock split.

Concentration of Credit Risk

   Accounts receivable include amounts from geographically dispersed dealers and distributors in the computer software industry. Concentrations of credit risk are considered minimal and bad debts have not been significant. The Company does not require collateral or other security to support credit sales.

Reclassifications

   Certain reclassifications have been made to the 1994 and 1995 balances to conform with the 1996 presentation.

NOTE 2:  BUSINESS COMBINATIONS

Pixellite, Inspiration and Papyrus

   On May 31, 1995 the Company merged with Pixellite, a developer of personal printing software, in exchange for 245,779 shares of Sierra's common stock. On June 20, 1995 the Company also merged with Inspiration, a developer of strategy games, in exchange for 730,352 shares of Sierra's common stock. On November 30, 1995 the Company merged with Papyrus, developers of NASCAR Racing and Indy Car Racing, in exchange for 1,169,404 shares of Sierra's common stock.

   These mergers have been accounted for as poolings-of-interests. The pooling-of-interests method of accounting is intended to present as a single interest two or more common shareholders' interests which were previously independent; accordingly, the historical financial statements for the periods prior to the mergers are restated as though the companies had been combined.

   The following summarizes amounts previously reported by Sierra prior to the transaction for the years ended March 31, 1995 and 1994 (in thousands, except per share data):

                                                     1995            1994
                                                  ----------      ----------
   REVENUES:
         Sierra.................................. $   83,440      $   62,745
         Pixellite, Inspiration and Papyrus  ....     14,439          10,356
                                                  ----------      ----------
         Combined ............................... $   97,879      $   73,101
                                                  ==========      ==========
   NET INCOME (LOSS)
         Sierra.................................. $   11,938      $   (8,676)
         Pixellite, Inspiration and Papyrus .....      1,054             804
                                                  ----------      ----------
         Combined ............................... $   12,992      $   (7,872)
                                                  ==========      ==========
   PRIMARY NET INCOME (LOSS) PER SHARE:
         Sierra ................................. $     0.74      $    (0.59)
         Pixellite, Inspiration and Papyrus .....      (0.04)           0.13
                                                  ----------      ----------
         Combined ............................... $     0.70      $    (0.46)
                                                  ==========      ==========
   FULLY DILUTED NET INCOME (LOSS) PER SHARE:
         Sierra ................................. $     0.71      $   (0.59)
         Pixellite, Inspiration and Papyrus......      (0.03)           0.13
                                                  ----------      ----------
         Combined ............................... $     0.68      $   (0.46)
                                                  ==========      =========

Green Thumb and Arion

   The Company also merged with Green Thumb in July 1995 and with Arion in September 1995 in exchange for 87,762 and 60,196 shares of Sierra Common Stock, respectively. The financial statements have not been restated for the Green Thumb and Arion mergers as these companies did not impact the Company's operations significantly.

All fees and expenses related to the Pixellite, Inspiration, Papyrus, Green Thumb and Arion mergers have been expensed as required under the pooling-of-interests accounting method. Such fees and expenses approximated $2.3 million and include legal, accounting and finders fees.

Coktel

   On October 29, 1993, the Company acquired Coktel Vision S.A. ("Coktel"), a French developer and publisher of educational and entertainment software products, for an initial purchase price of approximately $5,332,000. This business combination was accounted for as a purchase, and, accordingly, the net assets and operations of Coktel have been included in the Company's consolidated financial statements since October 29, 1993. Approximately $1,102,000 of the purchase price was attributed to in-process research and development and accordingly was charged to expense at the date of acquisition. Amounts allocated to software development costs approximated $1,350,000 and amounts allocated to goodwill were approximately $2,419,000. Goodwill is being amortized over an estimated useful life of seven years on a straight-line basis.

   Contingent purchase payments were due under an incentive payment plan. During fiscal years 1995 and 1994, approximately $1,562,000 and $1,313,000 was earned and paid under this plan. At March 31, 1995, incentive payments due approximated $1,562,000. In December 1995, the Company amended the Coktel acquisition agreement whereby it issued 150,000 shares of Common Stock in exchange for each former Coktel shareholder relinquishing their rights to receive any further incentive payments. As a result of this amendment, the Company recorded goodwill of approximately $4.1 million which is being amortized over its remaining useful life of approximately five years on a straight-line basis.

   The Company could be obligated to make additional payments as provided in the agreement, however, management believes that the likelihood of additional payments is remote.


NOTE 3:  MARKETABLE INVESTMENT SECURITIES

The Company's investments, including aggregate fair values, cost, gross unrealized holding gains, and gross unrealized holding losses, consist of the following at March 31 (in thousands):

                                                                           Gross            Gross
                                                                        Unrealized        Unrealized
                                         Fair                             Holding          Holding
                                        Value             Cost             Gains            Losses
                                     -----------      -----------       -----------      -----------
1996:
       U.S. Government obligations   $    15,471      $    15,481       $       ---      $        10
       Corporate debt securities          27,438           27,521                24              107
       Commercial paper                    5,832            5,832               ---              ---
                                     -----------      -----------       -----------      -----------
                                     $    48,741      $    48,834       $        24      $       117
                                     ===========      ===========       ===========      ===========
1995:
       U.S. Government obligations   $    10,394      $    10,357       $        39      $         2
       Corporate debt securities          23,050           22,996                80               26
       Commercial paper                   17,129           17,067                64                2
                                     -----------      -----------       -----------      -----------
                                     $    50,573      $    50,420       $       183      $        30
                                     ===========      ===========       ===========      ===========

Fair values of investments are based on quoted market prices on the last business day of the fiscal year. All investments available-for-sale at March 31, 1996 will mature within one year.

NOTE 4:  INVENTORIES

Inventories consist of the following at March 31 (in thousands):

                                                    1996            1995
                                                 ---------       ---------
       Raw materials  .........................  $   3,207       $   2,841
       Work in progress  ......................        ---              65
       Finished goods  ........................      4,847           1,997
                                                 ---------       ---------
                                                 $   8,054       $   4,903
                                                 =========       =========


NOTE 5:  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at March 31 (in thousands):

                                                     1996            1995
                                                 ----------      ----------
       Land  ..................................  $      142      $      203
       Buildings and improvements  ............       3,858           3,591
       Computers and equipment  ...............      20,669          16,703
       Furniture and fixtures  ................       1,936           1,312
                                                 ----------      ----------
                                                     26,605          21,809
       Less accumulated depreciation and
         amortization..........................     (15,115)        (12,741)
                                                 ----------      ----------
                                                 $   11,490      $    9,068
                                                 ==========      ==========

NOTE 6:  FINANCING ARRANGEMENTS

Line of Credit

   In fiscal 1996, the Company entered into an unsecured bank line of credit that provides for borrowings of up to $10 million, expiring August 31, 1996. Any borrowings under this line of credit would be collateralized by substantially all the Company's assets and incur interest at either the bank's prime rate or IBOR plus 150 basis points, at the Company's choice. The line contains covenants requiring the Company to maintain certain financial ratios and minimum balances in cash and cash equivalents. The Company is in compliance with all covenants under this line of credit as of March 31, 1996. There have been no borrowings by the Company under this line of credit to date.

Convertible Notes

   On April 12, 1994, the Company issued $50,000,000 in principal amount of 6-1/2% convertible subordinated notes due April 1, 2001 (the "Notes"). Interest on the Notes is payable semi-annually on April 1 and October 1 of each year. The Notes are convertible into common stock of the Company, at a conversion price of $14.00 per share, subject to adjustment under certain conditions. The Notes are redeemable after April 2, 1997, at the option of the Company, at specified redemption prices. The Notes will be subordinated to all existing and future Senior Indebtedness (as defined in the Indenture governing the Notes) of the Company. Issuance costs have been netted against the principal convertible debt balance are being amortized on a straight-line basis over seven years. The fair value of these notes at March 31, 1996 was $58.3 million as determined by the Private Offerings, Resales and Trading through Automated Linkages Market.

   During fiscal 1996 and 1995 the Company paid $0.9 million and $1.0 million, included in interest expense, to induce conversion of $11,725,000 and $14,300,000 of convertible debt into 837,500 and 1,021,421 shares of common stock.

NOTE 7:  INCOME TAX PROVISION (BENEFIT)

A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows for the years ended March 31:

                                                                         1996               1995                1994
                                                                       -------            --------            --------
   Statutory rate ..............................................          35.0%               35.0%              (35.0)%
   State income taxes, net of federal income tax benefit .......           3.0                 3.0                 ---
   Utilization of net operating losses .........................           ---                (3.9)                ---
   Non-consolidated losses .....................................           ---                (4.5)               18.3
   Foreign subsidiaries ........................................           ---                (2.2)                3.4
   Non-deductible expenses .....................................           8.9                 4.5                 2.1
   Subchapter S Corporation earnings ...........................          (5.5)               (1.3)               (0.6)
   Reduction in valuation allowance ............................         (14.3)                ---                 ---
   Other .......................................................           1.4                 0.5                 3.9
                                                                       -------            --------            --------
   Effective rate  .............................................          28.5%               31.1%               (7.9)%
                                                                       =======            ========            ========

The provision for income taxes (benefit) consists of the following for the years ended March 31 (in thousands):

                                                                         1996               1995                1994
                                                                      ----------         ----------          ----------
   Current:
     Federal  ..................................................      $    6,095         $    7,772          $      540
     State  ....................................................             516                922                  32
     Foreign  ..................................................           1,207                (55)                143
                                                                      ----------         ----------          ----------
                                                                           7,818              8,639                 715
   Deferred:
     Federal  ..................................................          (1,179)            (2,298)             (1,003)
     State  ....................................................            (183)              (268)               (391)
     Foreign ...................................................             ---               (208)               ---
                                                                      ----------         ----------          ----------
                                                                          (1,362)            (2,774)             (1,394)
                                                                      ----------         ----------          ----------
                                                                      $    6,456         $    5,865          $     (679)
                                                                      ==========         ==========          ==========

Deferred income tax liabilities (assets) reflect the tax effect of temporary differences between the amounts of assets and liabilities for financial reporting purposes and amounts as measured for tax purposes. A valuation allowance against deferred tax assets has been provided for when it is more likely than not that some or all of the deferred tax assets will not be realized. The effect of temporary differences that cause significant portions of deferred tax assets and liabilities are as follows at March 31 (in thousands):

                                                         1996          1995
                                                      ---------     ---------
       Deferred Assets:
                  Inventory overhead allocation  ..   $    (327)    $    (398)
                  Accrued expenses  ...............      (7,012)       (5,638)
                  Tax credits .....................         ---           (77)
                  Stock Option Benefit ............      (1,509)          ---
                  Net operating losses ............         ---          (334)
                  Other ...........................        (651)         (187)
                                                      ---------     ---------
                  Subtotal  .......................      (9,499)       (6,634)
                  Valuation allowance..............         ---         3,230
                                                      ---------     ---------
                                                         (9,499)       (3,404)
       Deferred Liabilities:
                  Software development costs  .....          99           105
                                                      ---------     ---------
                                                      $  (9,400)    $  (3,299)
                                                      =========     =========

NOTE 8:  STOCK OPTION AND STOCK PURCHASE PLANS

Stock Option Plans

   The Company has reserved 6,170,000 shares of common stock for issuance under its 1995 Stock Option and Award Plan and the 1987 Stock Option Plan for officers, employees, directors, vendors, consultants and independent contractors. Options granted under these plans may be either incentive stock options or nonqualified stock options and are granted at the fair market value of the Company's common stock at the date of grant. Options vest and expire under the terms established at the date of grant. The Company also has 218,556 shares reserved for issuance under an option plan it acquired through its merger with Papyrus. A summary of stock option transactions under all plans follows:

                                                              Range of Price
                                            Shares              Per Share
                                         -----------        ------------------
Options outstanding, April 1, 1993  ...    2,114,768         $0.47   -  $10.13
    Granted  ..........................      760,838          0.09   -   11.50
    Exercised  ........................     (541,108)         0.47   -   10.13
    Canceled  .........................     (457,366)         3.86   -   10.13
                                         -----------        ------------------
Options outstanding, March 31, 1994....    1,877,132          0.09   -   11.50
    Granted ...........................      963,217          0.09   -   22.00
    Exercised .........................     (333,807)         0.47   -   11.50
    Canceled ..........................     (215,482)         4.59   -   11.88
                                         -----------        ------------------
Options outstanding, March 31, 1995 ...    2,291,060          0.09   -   22.00
    Granted ...........................      754,613          0.80   -   41.75
    Exercised .........................     (616,592)         0.09   -   17.69
    Canceled ..........................     (229,161)         4.92   -   35.13
                                         -----------        ------------------
Options outstanding, March 31, 1996 ...     2,199,920        $0.09   -  $41.75
                                         ============

   Of the options outstanding at March 31, 1996, 501,888 options are currently exercisable at prices ranging from $0.09 to $22.00 per share, and 1,770,873 options remain available for future grants.

Employee Stock Purchase Plan

   The Company has reserved 200,000 shares of common stock for issuance under the Employee Stock Purchase Plan for officers and full-time employees with six months of service. Under the Plan, stock may be purchased at the completion of the semi-annual purchase periods at a price equal to 85% of the lowest fair market value of either the first or last day of the purchase period. During fiscal 1996, 8,019 shares of common stock was purchased under the Plan. The Board of Directors has approved the termination of the Plan effective June 30, 1996, subject to completion of the merger with CUC International Inc.

New Accounting Standard

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, Accounting for Stock-Based Compensation (SFAS
   123), which will be effective for the Company beginning April 1, 1996. SFAS 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share.

NOTE 9:  COMMITMENTS AND CONTINGENCIES

Lease Commitments

   The Company has entered into long-term lease obligations for certain office and warehouse facilities in addition to various leases for office equipment and company vehicles. These commitments expire at various times through fiscal 2003. The Company's expense for lease obligations for the years ended March 31, 1996, 1995 and 1994 were $2,774,000, $2,062,000, and $1,356,000, respectively.

   Future minimum annual lease payments on these obligations are as follows for the years ended March 31 (in thousands):

                                                             Payments
                                                             --------
            1997  ....................................     $    2,852
            1998  ....................................          2,672
            1999  ....................................          2,190
            2000  ....................................          2,071
            2001  ....................................          1,537
            Thereafter  ..............................          1,192
                                                           ----------
               Total  ................................     $   12,514
                                                           ==========

Contingencies

   The Company is a defendant in various lawsuits arising in the ordinary course of business. Management believes that losses to the Company from these lawsuits, if any, will not have a material adverse effect on its financial condition or results of operations. In fiscal 1995, the Company paid approximately $1.5 million in shareholder litigation costs in settlement of a securities class action lawsuit filed in December 1992.


NOTE 10:  SALE OF THE IMAGINATION NETWORK

The operating activities of INN were consolidated with those of the Company through July 26, 1993. On July 27, 1993, the Company sold 42% of INN's voting stock and reduced its ownership interest to 58% and reduced its voting control such that the Company began recording INN operations utilizing the equity method. Upon sale of its 42% interest, the Company recorded its liquidation preference in excess of recorded book value as shareholders' equity.

In December 1994, the Company sold its remaining equity interest in INN to AT&T and recorded a gain of $19,739,000. The Company also entered into a multi-year publishing agreement with AT&T to provide content for INN. The publishing agreement provides for AT&T to fund up to $4,000,000 of the Company's development expenditures under an existing publishing agreement and up to $23,000,000 of Sierra's development expenditures, subject to certain limitations, through non-refundable royalty advances. The non-refundable royalty advances are reflected net of research and development expense. A summary of gross research and development expense and non-refundable royalty advances for the years ended March 31, are as follows (in thousands):

                                                  1996             1995
                                               ---------         -------
      Research and development expense         $  39,685         $23,552
      Non-refundable royalty advances             (3,786)         (1,585)
                                               ---------         -------
                                               $  35,899         $21,967
                                               =========         =======

NOTE 11:  RELATED PARTY TRANSACTIONS

The Company pays royalties to certain independent developers, including a director of the Company. Royalty expense related to this director was approximately $1,294,000, $819,000, and $256,000 during the years ended March 31, 1996, 1995 and 1994, respectively. Royalties payable to the director at March 31, 1996 and 1995 were $10,000 and $633,000, respectively.

From July 1993 through December 1994, the Company paid certain operating expenses on behalf of INN. Total amounts advanced under this arrangement totaled $456,000 and $3,271,000 during fiscal 1995 and fiscal 1994, respectively. In April 1994, the Company accepted an unsecured Promissory Note from INN for approximately $2,895,000. This amount was paid in full, including interest accrued at Bank of America's prime rate, in December 1994.

The Company held certain notes receivable from officers of a subsidiary. Amounts receivable from those officers at March 31, 1995 was $792,000. Interest earned under these agreements was $12,000, $84,000, and $152,000 for the years ended March 31, 1996, 1995 and 1994, respectively. The notes were paid in full in May 1995.

During fiscal years 1996, 1995 and 1994, the Company has reported distributions which represent dividends for undistributed S Corporation earnings to the shareholders of Pixellite and Papyrus. At March 31, 1996 and 1995, notes payable associated with these dividends approximated $2.0 million and $247,000, respectively.

NOTE 12:  GEOGRAPHIC INFORMATION

The following schedule presents financial information of the Company classified by geographic area for the years ended March 31 (in thousands):

                                                   United
                                                   States                 Europe             Eliminations         Consolidated
                                                 -----------           -----------           ------------         ------------
1996
      Sales to unaffiliated customers            $   119,014           $    37,109           $       ---           $   156,123
                                                 ===========           ===========           ===========           ===========
      Income from operations                     $    17,914           $     4,691           $       ---           $    22,605
                                                 ===========           ===========           ===========           ===========
      Identifiable assets                        $   161,788           $    17,109           $       ---           $   178,897
                                                 ===========           ===========           ===========           ===========

1995
      Sales to unaffiliated customers            $    76,305           $    19,516           $       ---           $    95,821
      Intercompany transfers                             880                   ---                  (880)                  ---
                                                 -----------           -----------           -----------           -----------
                                                 $    77,185           $    19,516           $      (880)          $    95,821
                                                 ===========           ===========           ===========           ===========
      Income from operations                     $     1,291           $     1,910           $       ---           $     3,201
                                                 ===========           ===========           ===========           ===========
      Identifiable assets                        $   137,116           $     8,238           $       ---           $   145,354
                                                 ===========           ===========           ===========           ===========
1994
      Sales to unaffiliated customers            $    61,606           $     9,106           $      ---            $    70,712
      Intercompany transfers                           3,901                   720                (4,621)                  ---
                                                 -----------           -----------           -----------           -----------
                                                 $    65,507           $     9,826           $    (4,621)          $    70,712
                                                 ===========           ===========           ===========           ===========
      Income (loss) from operations              $    (4,962)          $       514           $       (88)          $    (4,536)
                                                 ===========           ===========           ===========           ===========
      Identifiable assets                        $    63,003           $     5,902           $       ---           $    68,905
                                                 ===========           ===========           ===========           ===========

Intercompany transfers primarily represent shipments of finished goods inventory to international subsidiaries. The intercompany transfers are made at transfer prices which approximate prices charged to unaffiliated customers and have been eliminated from consolidated net sales. In the years ended March 31, 1996, 1995 and 1994, the majority of the Company's sales in Europe were conducted by Coktel, a French corporation, and Papyrus and Sierra U.K., both U.K. corporations.

NOTE 13:  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

Summarized quarterly financial information for fiscal 1996 and fiscal 1995 is as follows (in thousands, except per share data):

                                                       Primary        Fully
                                                          Net        Diluted
                                            Net         Income         Net
                                          Income        (Loss)       Income
                            Revenues      (Loss)       Per Share    Per Share
                            --------      ------       ---------    ---------
Quarter ended:
     June 30, 1995         $   24,872   $      852     $   0.04     $    0.04
     September 30, 1995        34,522        3,609         0.17          0.15
     December 31, 1995         63,220       12,284         0.58          0.55
     March 31, 1996            35,563         (575)       (0.03)        (0.03)
                           ----------   ----------
                           $  158,177   $   16,170
                           ==========   ==========
Quarter ended:
     June 30, 1994         $   13,550   $   (4,304)    $  (0.25)    $   (0.25)
     September 30, 1994        20,966       (1,220)       (0.07)        (0.07)
     December 31, 1994(1)      41,213       17,796         0.97          0.83
     March 31, 1995            22,150          720         0.05          0.05
                           ----------   ----------
                           $   97,879   $   12,992
                           ==========   ==========

- ----------
(1) Includes $19,739,000 gain on sale of the Company's 58% interest in The ImagiNation Network to AT&T.

(a) 2.
                           Davidson & Associates, Inc.
                        Consolidated Financial Statements
                           December 31, 1995 and 1994
                        With Independent Auditors' Report

The Board of Directors
Davidson & Associates, Inc.:

   We have audited the accompanying consolidated balance sheets of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP

Long Beach, California
February 21, 1996

Consolidated Balance Sheets -- December 31, 1995 and 1994

Assets                                                                                   1995                      1994
                                                                              ---------------           ---------------
Current assets:
   Cash and cash equivalents                                                  $     3,117,000                 3,858,000
   Marketable investment securities                                                14,682,000                11,286,000
   Accounts receivable:
      Trade, less allowance for doubtful receivables and
         returns of $10,363,000 for 1995 and $4,556,000 for 1994                   36,637,000                23,937,000
      Other                                                                           251,000                   568,000
   Inventories                                                                     11,792,000                 7,444,000
   Prepaid expenses and other current assets                                        1,340,000                 1,528,000
   Deferred tax assets                                                              5,324,000                 2,240,000
                                                                              ---------------           ---------------

            Total current assets                                                   73,143,000                50,861,000
Net property and equipment, at cost                                                 8,001,000                 6,529,000
Intangible assets, net of accumulated amortization                                  2,029,000                 2,438,000
Other assets                                                                        2,549,000                   754,000
                                                                              ---------------           ---------------
                                                                              $    85,722,000                60,582,000
                                                                              ---------------           ---------------
Liabilities and Shareholders' Equity :
   Current liabilities
   Accounts payable                                                           $    13,032,000                 7,407,000
   Accrued expenses                                                                 7,722,000                 5,211,000
   Deferred revenues                                                                  199,000                   791,000
   Income taxes payable                                                             4,123,000                 1,464,000
                                                                              ---------------           ---------------
            Total current liabilities                                              25,076,000                14,873,000
                                                                              ---------------           ---------------
Minority interest                                                                   1,048,000                        --
                                                                              ---------------           ---------------
Shareholders' equity:

   Preferred stock, no par value. Authorized 1,000,000 shares;
      no shares issued and outstanding in 1995 and 1994                                    --                        --

   Common stock, $.00025 par value. Authorized 100,000,000
      shares in 1995 and 60,000,000 shares in 1994; issued and outstanding
      34,965,904 shares in 1995 and 34,868,504 shares in 1994                           8,000                     8,000
   Additional paid-in capital                                                      35,432,000                34,103,000
   Retained earnings                                                               24,158,000                11,840,000
   Net unrealized loss on marketable investment securities                                 --                 (242,000)
                                                                              ---------------           ---------------

            Net shareholders' equity                                               59,598,000                45,709,000

Contingencies
                                                                              ---------------           ---------------
                                                                              $    85,722,000                60,582,000
                                                                              ---------------           ---------------


See accompanying notes to consolidated financial statements.

Consolidated Statements of Earnings -- Three-year period ended December 31, 1995

                                                                              1995               1994              1993
                                                                   ---------------     --------------    --------------
Net revenues                                                       $   147,226,000        93,171,000         62,372,000
Cost of revenues                                                        72,527,000         44,262,000        29,385,000
                                                                   ---------------     --------------    --------------

                     Gross profit                                       74,699,000         48,909,000        32,987,000
                                                                   ---------------     --------------    --------------
Operating costs and expenses:
   Research and development                                             19,745,000         10,419,000         3,547,000
   Selling, general and administrative                                  33,861,000         23,224,000        18,654,000
    Non-recurring expense (in-process
      research & development)                                                   --          3,950,000                --
                                                                   ---------------     --------------    --------------

                     Total operating costs and expenses                 53,606,000         37,593,000        22,201,000
                                                                   ---------------     --------------    --------------
Operating income                                                        21,093,000         11,316,000        10,786,000
Other income (expense):
   Interest income, net                                                    819,000            691,000           469,000
Other income (expense), net                                                  1,000             83,000          (88,000)
                                                                   ---------------     --------------    --------------
Earnings before income taxes                                            21,913,000         12,090,000        11,167,000
   Income taxes                                                          8,225,000          5,612,000         4,218,000

                     Earnings before minority interest                  13,688,000          6,478,000         6,949,000

Minority interest in net earnings of subsidiary                            111,000                 --                --
                                                                   ---------------     --------------    --------------
                     Net earnings                                  $    13,577,000          6,478,000         6,949,000
                                                                   ---------------     --------------    --------------

Net earnings per share                                             $           .38                .19               .21
                                                                   ---------------     --------------    --------------
Weighted average number of common shares and common
   share equivalents outstanding during year                            35,768,000         34,986,000        33,599,000
                                                                   ---------------     --------------    --------------

Additional unaudited pro forma data (note 10)
   Earnings before income taxes                                    $    21,913,000         12,090,000        11,167,000
   Less: Pro forma income tax expense                                    8,525,000          6,145,000         4,406,000
   Less: Minority interest in net earnings of subsidiary                   111,000                 --                --
                                                                   ---------------     --------------    --------------
   Pro forma net earnings                                          $    13,277,000          5,945,000         6,761,000
                                                                   ---------------     --------------    --------------

Pro forma net earnings per share                                   $           .37                .17               .20
                                                                   ---------------     --------------    --------------


See accompanying notes to consolidated financial statements.

Consolidated Statements of Shareholders' Equity -- Three-year period ended December 31, 1995

                                                                                               Unrealized
                                                                                              gain (loss)
                                               Common Stock           Additional               Investment        Net
                                          ----------------------       paid-in     Retained    Securities    shareholders'
                                          Shares          Amount       capital     earnings  Valued at Market   equity
                                          ------          ------       -------     --------  ----------------   ------
Balance at December 31, 1992             30,095,106   $    7,000     4,772,000      233,000            --     5,012,000

Proceeds from issuance of
common stock, net of offering costs       4,380,000        1,000    25,581,000           --            --    25,582,000

Net earnings                                     --           --            --    6,949,000            --     6,949,000

Distributions to shareholders
of pooled companies (note 2)                     --           --            --    (210,000)            --     (210,000)
                                     ----------------------------------------------------------------------------------

Balance at December 31, 1993             34,475,106        8,000    30,353,000    6,972,000            --    37,333,000

Issuance of stock in connection with
acquisition of Learningways, Inc.           358,648           --     3,586,000           --            --     3,586,000

Exercise of stock options                    34,750           --       164,000           --            --       164,000

Valuation of marketable investment
securities to market                             --           --            --           --     (242,000)     (242,000)

Net earnings                                     --           --            --    6,478,000            --     6,478,000

Distributions to shareholders of
pooled companies (note 2)                        --           --            --  (1,610,000)            --   (1,610,000)
                                     ----------------------------------------------------------------------------------

Balance at December 31, 1994             34,868,504        8,000    34,103,000   11,840,000     (242,000)    45,709,000

Exercise of stock options                    97,400           --       717,000           --            --       717,000

Tax benefits arising from exercise of
non-qualified stock options                      --           --       437,000           --            --       437,000

Net increase in unrealized gain                  --           --            --           --       242,000       242,000

Net earnings                                     --           --            --   13,577,000            --    13,577,000

Undistributed earnings of subchapter
S subsidiaries                                   --           --       175,000    (175,000)            --            --

Distributions to shareholders of
pooled companies (note 2)                        --           --            --  (1,084,000)            --   (1,084,000)
                                     ----------------------------------------------------------------------------------

Balance at December 31, 1995             34,965,904   $    8,000    35,432,000   24,158,000            --    59,598,000
                                     ----------------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows -- Three-year period ended
December 31, 1995

                                                                              1995               1994              1993
Cash flows from operating activities:
   Net earnings                                                  $      13,577,000          6,478,000         6,949,000

   Adjustments to reconcile net earnings to net cash
   provided by operating
   activities:
         Depreciation and amortization                                   2,428,000          1,329,000         1,223,000
         Non-recurring expense: write-off of purchased in-
            process research & development (non-cash portion)
 --          3,587,000                --
         Proceeds from sales of capital equipment                               --             19,000                --
         Increase in allowance for doubtful receivables and returns      5,807,000            974,000         1,901,000
         Changes in assets and liabilities, net of effects
            from acquisition of business:
               Accounts receivable                                    (18,507,000)       (13,119,000)       (5,988,000)
               Other receivables                                           317,000          (140,000)         (251,000)
               Inventories                                             (4,348,000)        (3,606,000)         (345,000)
               Prepaid expenses and other current assets                   188,000          (707,000)         (584,000)
               Deferred tax assets                                     (3,084,000)          (444,000)       (1,016,000)
               Other assets                                            (1,795,000)        (1,031,000)         (102,000)
               Accounts payable                                          5,625,000          3,752,000         1,829,000
               Accrued expenses                                          2,511,000          3,535,000            75,000
               Income taxes payable                                      3,096,000           (46,000)         1,159,000
               Deferred revenues                                         (592,000)             23,000           384,000
               Minority interest                                           111,000                 --                --
                                                                   ----------------------------------------------------

                  Total adjustments                                    (8,243,000)        (5,874,000)       (1,715,000)
                                                                   ----------------------------------------------------

                  Net cash provided by operating activities              5,334,000            604,000         5,234,000
                                                                   ----------------------------------------------------
Cash flows from investing activities:
   Marketable investment securities, net                               (3,154,000)          5,468,000      (16,996,000)
   Capital expenditures                                                (3,491,000)        (4,870,000)       (1,070,000)
   Acquisition of business, net of cash acquired                                --             60,000                --
                                                                   ----------------------------------------------------

                  Net cash provided (used) by investing activities     (6,645,000)            658,000      (18,066,000)
                                                                   ----------------------------------------------------

Cash flows from financing activities:
   Proceeds from issuance of common stock, net                             717,000            164,000        25,582,000
   Payment of distributions payable to shareholders                             --                 --       (1,295,000)
   Payment of dividend notes to shareholders                                    --                 --      (10,458,000)
   Capital contribution from minority interest                             937,000                 --                --
   Distribution of S corporation earnings to pooled companies          (1,084,000)        (1,610,000)         (210,000)
                                                                   ----------------------------------------------------

                  Net cash provided (used) by financing activities         570,000        (1,446,000)        13,619,000
                                                                   ----------------------------------------------------

                  Net increase in cash and cash equivalents              (741,000)          (184,000)           787,000

Cash and cash equivalents at beginning of year                           3,858,000          4,042,000         3,255,000
                                                                   ----------------------------------------------------

Cash and cash equivalents at end of year                           $     3,117,000          3,858,000         4,042,000
                                                                   ----------------------------------------------------

Supplementary disclosures of cash flow information:
  Cash paid during the year for:
      Income taxes                                                 $     8,182,000          4,999,000           590,000
                                                                   ----------------------------------------------------

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements -- December 31, 1995 and 1994

(1)   Summary of Significant Accounting Principles

Principles of Consolidation

   The consolidated financial statements include the accounts of Davidson & Associates, Inc. , its wholly owned subsidiaries, First Byte and Davidson & Associates Europe Limited, and its 75%-owned subsidiary, New Media Express L.L.C. (collectively the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

   Cash and cash equivalents include commercial paper, money market funds and certificates of deposit having original maturities of three months or less.

Marketable Investment Securities

   The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115) at December 31, 1994. Under Statement 115, the Company classifies its marketable investment securities as available-for-sale.

   Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of the tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Declines in the market value of available-for-sale securities deemed to be other than temporary result in charges to current earnings and establishment of a new cost basis.

   At December 31, 1995 and 1994 the Company's marketable investment securities consisted principally of highly liquid investments in tax-free municipal obligations with various maturity dates through 2010. As of December 31, 1995, the Company's aggregate investment securities had a cost basis of $14,670,000 and a fair market value of $14,671,000. Unrealized holding losses and unrealized holding gains were immaterial as of December 31, 1995.

Accounts Receivable and Concentrations of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, short-term investments, and accounts receivable. The Company has investment policies that limit investments to short-term investment grade securities.

   Accounts receivable are principally from distributors, retail chains, software specialty retail chains, computer superstores, school districts and individual schools. The Company performs periodic credit evaluations of its customers and maintains reserves, including reserves under the Company's stock balancing policy, which estimate the potential for future product returns.

   Allowance for returns at December 31, 1995 and 1994 was approximately $9,634,000 and $2,684,000, respectively. Such reserves have been included in allowance for doubtful receivables. Inventories

   Inventories are valued at the lower of cost (first-in, first-out) or market. Cost includes materials, labor and overhead for published software and acquisition cost for computer manuals and peripheral equipment.

Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided on furniture and equipment using the straight-line method over the estimated economic life of the assets, generally five years. Depreciation is provided on leasehold improvements using the straight-line method over the estimated economic life or the lease term, whichever is shorter.

Intangible Assets

   Intangible assets primarily consist of goodwill and capitalized costs related to a non-competition agreement. Such assets are amortized on a straight-line basis over the expected periods to be benefited, generally five to twenty years. The Company assesses the recoverability of these intangible assets by determining whether the amortization of the balance over their remaining lives can be recovered by undiscounted future operating cash flows.

Revenue Recognition

   The Company recognizes revenues as products are shipped, net of allowances for returns, provided that no significant vendor obligations remain and collection of the resulting receivable is deemed probable by management. Returns by the Company's publishing business customers aggregated $7,226,000, $4,229,000 and $1,773,000 in 1995, 1994 and 1993, respectively. The Company provides customer support as an accommodation to purchasers of its products for a limited time. Costs associated with such post-sale customer support were immaterial. Revenues from non-refundable license fees are recognized as income when earned. Revenue under royalty arrangements is recognized as unit sales are reported by the licensee.

   The Company also develops software for others under contracts calling for payment of development fees and ongoing royalties in certain circumstances. Development revenues are recognized as earned and the related costs under development contracts are recognized as incurred in the same period.

Royalty Costs

   Royalties are accrued based on net revenues, pursuant to contractual agreements with authors of software products published by the Company. Royalty costs, which are included in cost of revenues, for each of the years in the three-year period ended December 31, 1995 were $14,748,000, $8,719,000, and $554,000 in 1995, 1994 and 1993, respectively.

Research and Development Costs

   Research and development costs related to designing, developing and testing new software products are charged to expense as incurred.

Investments in Joint Ventures

   The Company accounts for investments in joint ventures on the equity method of accounting when its ownership percentage is between 20% and 50%. The joint ventures had minimal operations during 1995 and 1994 and accordingly, the investments were immaterial to the accompanying consolidated financial statements.

Income Taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109). Statement 109 requires that deferred income taxes be recognized for the tax consequences of "temporary differences." This is achieved by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Use of Estimates

   Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

New Accounting Pronouncements

   The Financial Accounting Standards Board has issued Statement No. 123 which is effective for years commencing after December 15, 1995. The Company intends to apply the pro forma disclosure requirements of Statement No. 123 in its 1996 financial statements. Accordingly, the pro forma effect of stock options granted during the year ended December 31, 1995 has not yet been determined.

Net Earnings per Share

   Net earnings per share is based on the weighted average number of common and common equivalent shares outstanding during each period, after retroactive adjustment for stock splits, plus the shares that would be outstanding assuming exercise of dilutive stock options, which are considered common stock equivalents. The number of shares that would be issued from the exercise of stock options has been reduced by the number of shares that could have been purchased from the proceeds at the current market price of the Company's common stock (see note 8).

Following is an analysis of the components of the shares used to compute net earnings per share in 1995, 1994 and 1993:

                                                                              1995               1994              1993
                                                                        -----------------------------------------------
Weighted average shares outstanding during the period*                  33,659,000         33,408,000        32,119,000
Incremental shares issued in connection with mergers
   accounted for as poolings of interest (note 2)                        1,274,000          1,274,000         1,274,000
Incremental shares issuable under stock option plans                       835,000            304,000           206,000
                                                                        -----------------------------------------------
Number of shares used in the computation of net earnings per share      35,768,000         34,986,000        33,599,000
                                                                        -----------------------------------------------

   *All share data has been adjusted retroactively to reflect the 2-for-1 stock split effected on September 6, 1995.

Reclassifications

   Certain 1994 and 1993 accounts have been reclassified to be consistent with 1995. The effect of the reclassifications was not material to the accompanying financial statements.

(2)   Acquisitions

   On November 21, 1995, the Company acquired all of the outstanding shares of Maverick Software, Inc. by issuing 223,476 shares of its common stock. On March 1, 1995, the Company acquired all of the outstanding shares of The Cute Company, which subsequently changed its name to FUNNYBONE Interactive, by issuing 423,076 shares of its common stock. Both mergers were accounted for as poolings of interests. Maverick Software, Inc. and FUNNYBONE Interactive are now operated as divisions of the Company. All financial information included in the accompanying consolidated financial statements has been restated to include the operating results of FUNNYBONE Interactive and Maverick Software, Inc.

A summary of the impact of these poolings on operations for 1994 and 1993, as previously reported, is as follows:

                                As Previously   Effect of Pooled     Restated
                                   Reported         Companies       for Poolings
                             ---------------------------------------------------
1994:
   Net revenues              $    87,914,000        5,257,000       93,171,000
Earnings before income taxes      10,756,000        1,334,000       12,090,000
Net earnings                       5,144,000        1,334,000        6,478,000
Pro forma net earnings             5,144,000          801,000        5,945,000

                                 As Previously  Effect of Pooled     Restated
                                    Reported        Companies     for Poolings
                             ---------------------------------------------------
1993:
Net revenues                 $    59,078,000        3,294,000       62,372,000
Earnings before income taxes      10,696,000          471,000       11,167,000
Net earnings                       6,478,000          471,000        6,949,000
Pro forma net earnings             6,478,000          283,000        6,761,000

   On June 1, 1994, the Company acquired all of the outstanding shares of Learningways, Inc. ("Learningways") for cash of approximately $664,000 and 358,648 shares of the Company's common stock. Total consideration was valued at $4,225,000. The acquisition was accounted for as a purchase. In connection with this acquisition, the Company expensed certain in-process research and development for technology in process of approximately $3.9 million which was recorded as a non-recurring expense in the accompanying 1994 consolidated statement of earnings. The results of operations of Learningways have been included in the Company's consolidated financial statements since the date of acquisition. Had the acquisition occurred at the beginning of 1994, the impact on the Company's reported results of operations would not have been material. Learningways is now operated as a division of the Company.

   On February 18, 1994, the Company acquired all of the outstanding shares of Chaos Studios, Inc., which subsequently changed its name to Blizzard Entertainment, by issuing 626,980 shares of its common stock. The merger was accounted for as a pooling of interests. All financial information included in the accompanying consolidated financial statements has been restated to include Blizzard's operating results. Blizzard Entertainment is now operated as a division of the Company.

   In May, 1992, the Company acquired Educational Resources Ltd. (Educational Resources). The acquisition was accounted for as a purchase. The Company issued 2,400,000 shares of its common stock for all of the outstanding common stock of Educational Resources. The value of the consideration given exceeded the fair value of the net assets of Educational Resources, resulting in goodwill totaling $1,387,000. Educational Resources is now operated as a division of the Company.

   In connection with the acquisition of Educational Resources, the Company entered into employment and non-competition agreements with the former sole stockholder and with an officer of Educational Resources. The non-competition agreements required the immediate payment of an aggregate $1,500,000 by the Company to the sole stockholder and to an officer of Educational Resources for agreements not to compete with the Company for a five-year period.

   Intangible assets arising from the above transactions at December 31, 1995 and 1994 consist of the following:

                                                                                                 1995              1994
                                                                                     ----------------------------------
Goodwill                                                                             $      1,936,000         1,936,000
Covenant not to compete                                                                     1,650,000         1,650,000
Other intangible assets                                                                       364,000           364,000
Less accumulated amortization                                                             (1,921,000)       (1,512,000)
                                                                                     ----------------------------------

                                                                                     $      2,029,000         2,438,000
                                                                                     ----------------------------------
(3)   Inventories
Inventories at December 31, 1995 and 1994 consist of the following:
                                                                                                 1995              1994
                                                                                      ---------------------------------
Raw materials                                                                         $     2,611,000         2,051,000
Finished goods                                                                              9,181,000         5,393,000
                                                                                      ---------------------------------
                                                                                      $    11,792,000         7,444,000
                                                                                      ---------------------------------

(4)   Property and Equipment
Property and equipment at December 31, 1995 and 1994 consist of the following:
                                                                                                 1995              1994
                                                                                      ---------------------------------
Furniture and equipment                                                               $    10,669,000         7,363,000
Leasehold improvements                                                                      2,628,000         2,280,000
                                                                                      ---------------------------------
                                                                                           13,297,000         9,643,000
Less accumulated depreciation and amortization                                            (5,296,000)       (3,114,000)
                                                                                      ---------------------------------
                                                                                      $     8,001,000         6,529,000
                                                                                      ---------------------------------

(5)   Other Assets

   In 1995, the Company made a $2,000,000 investment in IVI Publishing, Inc. In exchange, the Company received 2,000 shares of six percent, preferred stock which are convertible into the investee's common shares at $11.21 per share, representing less than 3% of the investee's common shares outstanding at the time of the Company's investment. In addition, the Company received 12,500 common share warrants to purchase shares of the investee's common stock at $11.21 per share. The Company has recorded this investment under the cost method and has included the investment in other assets in the accompanying consolidated balance sheet.

(6)   Line of Credit

   The Company has an unsecured working capital line of credit agreement with a bank (the Agreement). The Agreement expires in April 1996 and provides for total advances up to $1,000,000 bearing interest at the bank's prime rate. As of December 31, 1995, there were no borrowings under the agreement.

(7)   Accrued Expenses

   Accrued expenses at December 31, 1995 and 1994 consist of the following:

                                                                                                 1995              1994
                                                                                      ---------------------------------
Due to affiliated label companies                                                     $       675,000         1,709,000
Accrued royalties                                                                           1,488,000           225,000
Accrued payroll and related expenses                                                        2,033,000           977,000
Other                                                                                       3,526,000         2,300,000
                                                                                      ---------------------------------
                                                                                      $     7,722,000         5,211,000
                                                                                      ---------------------------------

(8)   Shareholders' Equity

Common Stock

   On September 6, 1995, the Company effected a 2-for-1 stock split. Concurrently, the par value of the common stock was decreased to $.00025 from $.0005. The accompanying consolidated financial statements and related notes have been retroactively adjusted to reflect this stock split and the change in par value.

   In April 1995, the Board of Directors and the Company's shareholders approved an increase in the number of authorized shares of common stock from 60,000,000 to 100,000,000.

   During 1995, the Company issued 423,076 shares and 223,476 shares in connection with its acquisitions of FUNNYBONE Interactive and Maverick Software, Inc., respectively. Since both acquisitions were accounted for as poolings of interests, the accompanying consolidated financial statements and related notes have been retroactively adjusted for such shares issued in connection with the acquisitions.

   At the time of the mergers, both FUNNYBONE Interactive and Maverick Software, Inc. (the Acquirees) were "S corporations." During 1995, the Acquirees' undistributed earnings under S corporation status have been reclassified to additional paid-in capital in the consolidated financial statements. Distributions to the Acquirees' shareholders, amounting to $1,084,000, $1,610,000 and $210,000 for the years ended December 31, 1995, 1994 and 1993, respectively, have been charged to retained earnings.

   During 1994, the Company issued 626,980 shares and 358,648 shares in connection with its acquisition of Chaos Studios, Inc. (Chaos) and Learningways, Inc., respectively. Since the acquisition of Chaos was accounted for as a pooling of interests, the accompanying consolidated financial statements and related notes have been retroactively adjusted for such shares issued in connection with the acquisition.

   On March 31, 1993, the Company issued 4,380,000 shares of common stock, at $6.50 a share in an initial public offering. The proceeds to the Company aggregated $25,581,000, net of underwriting discount and direct expenses.

Preferred Stock

   The Company is authorized to issue up to 1,000,000 shares of a series of no par value preferred stock. As of December 31, 1995, no shares of preferred stock had been issued by the Company.

Stock Option Plans

   The Company has the following stock option plans: (i) Davidson & Associates, Inc. 1992 Incentive Stock Option Plan, (ii) Davidson & Associates, Inc. 1992 Nonstatutory Stock Option Plan and (iii) Davidson & Associates, Inc. 1992 Stock Purchase Plan (collectively, the Plans).

   The Plans provide for the grant of options to purchase the Company's common stock to officers, directors and consultants or independent contractors of the Company, or of any subsidiary of the Company. Only employees may be granted options under the Davidson & Associates, Inc. 1992 Incentive Stock Option Plan. The exercise price of the incentive stock options shall not be less than the fair market value of the Company's stock on the date of grant. The exercise price of the options under other plans are at the discretion of the Board of Directors. The Plans provide that the options are exercisable upon vesting schedules, as determined by the Board of Directors and are exercisable no later than ten years from the date of grant. Options issued under the Plans generally vest ratably over a five-year period. The Plans expire December 31, 2002.

The Board of Directors has set aside 3,000,000 shares of the Company's common stock for issuance under the plans.

   The stock option activity for the Plans follows:

                                        Number of shares   Price per share
Balance at December 31, 1992                     518,000     $        4.75

Options granted                                   70,000              5.50
Options terminated                              (39,000)              4.75
Options exercised                                     --                --
                                               ---------------------------

Balance at December 31, 1993                     549,000     $   4.75-5.50

Options granted                                  720,000         7.5-11.75
Options terminated                              (29,200)        4.75-10.75
Options exercised                               (34,750)              4.75
                                               ---------------------------

Balance at December 31, 1994                   1,205,050     $  4.75-11.75

Options granted                                  905,000       10.88-27.25
Options terminated                              (97,200)        4.75-10.75
Options exercised                               (97,400)        4.75-10.88
                                               ---------------------------

Balance at December 31, 1995                   1,915,450     $  4.75-27.25
                                               ---------------------------

   At December 31, 1995, 420,360 of the above options were exercisable at $4.75 to $13.88 per share, and 952,400 options were available for grant.

(9)   License, Royalty and Development Revenues

   The Company has certain license and royalty agreements with manufacturers of personal computers, multimedia components, integrated circuits, telecommunications products, hand-held electronic products and certain software publishers to license its First Byte "text-to-speech" technology.

   Certain agreements provide for an up-front non-refundable license fee upon signing of the agreement. Revenue under such arrangements is recognized upon the delivery of the related software and documentation. Additionally, the agreements typically provide for continuing royalties on unit sales by the licensee which may be partially prepaid by the licensee. The royalty fees under these agreements are either based on unit sales or a fixed annual fee and are recognized as unit sales are reported by the licensee. Royalties received in advance are deferred until shipments are reported by licensees.

   License fees and royalty revenues earned for 1995, 1994 and 1993 were $1,530,000, $2,475,000 and $2,032,000, respectively.

   Additionally, the Company develops software for others under contracts calling for payment of development fees and ongoing royalties in certain circumstances. Development revenues aggregated $7,716,000 and $3,344,000 in 1995 and 1994, respectively, and were nominal in 1993. Costs incurred under development contracts are included in research and development in the accompanying consolidated financial statements.

(10)  Income Taxes

   The provisions for income taxes consist of the following for each respective year:

                                                                              1995               1994              1993
                                                                    ---------------------------------------------------
Income taxes
   Federal:
      Current                                                      $     8,503,000          4,755,000         4,117,000
      Deferred                                                         (2,438,000)          (352,000)         (841,000)
                                                                   ----------------------------------------------------
         Total Federal                                                  6,065,000           4,403,000         3,276,000
                                                                   ----------------------------------------------------
   State:
      Current                                                            2,806,000          1,301,000         1,116,000
      Deferred                                                           (646,000)           (92,000)         (174,000)
                                                                   ----------------------------------------------------

         Total state                                                     2,160,000          1,209,000           942,000
                                                                   ----------------------------------------------------

         Total income taxes                                              8,225,000          5,612,000         4,218,000

Incremental pro forma tax expense
   related to pooled "S corporations"                                      300,000            533,000           188,000
                                                                   ----------------------------------------------------

Pro forma tax expense                                              $     8,525,000          6,145,000         4,406,000
                                                                   ----------------------------------------------------

   Income tax expense differs from the statutory tax rate of 35% (34% for 1993) as applied to earnings before income taxes as follows:

                                                                              1995               1994              1993
                                                                   ----------------------------------------------------
Expected income tax expense                                        $     7,670,000          4,231,000         3,797,000
   Technology under development at Learningways.
      Recorded as an expense for financial reporting
      purposes not deductible for tax purposes.                                 --          1,381,000                --
State income taxes, net of Federal benefit                               1,404,000            785,000           622,000
Federal environmental taxes                                                     --             16,000                --
Earnings of pooled companies under S corporation
   status not subject to corporate tax                                   (262,000)          (466,000)         (160,000)
Tax-exempt interest                                                      (279,000)          (233,000)         (175,000)
Research and experimentation credits                                     (594,000)          (219,000)         (194,000)
Other, principally non-deductible amortization of goodwill                 286,000            117,000           328,000
                                                                           --------------------------------------------

                                                                   $    8,225,000           5,612,000         4,218,000
                                                                   ----------------------------------------------------

   Prior to their acquisition during 1995, Maverick Software, Inc. and FUNNYBONE Interactive elected to be taxed as S corporations whereby the income tax effects of their activities accrued directly to their shareholders. Maverick and FUNNYBONE Interactive terminated their S corporation election on their respective dates of acquisition. The consolidated statements of operations include a pro forma presentation for income taxes which would have been recorded if Maverick and FUNNYBONE Interactive had been C corporations for all periods presented.
   The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below:

                                                                                                 1995              1994
                                                                                       --------------------------------
Allowance for doubtful accounts and reserve for returns                                $    4,290,000         1,510,000
Inventories                                                                                   556,000           120,000
Accrued expenses                                                                              337,000           480,000
Deferred revenues                                                                             249,000           323,000
                                                                                       --------------------------------

      Deferred tax assets                                                                   5,432,000         2,433,000

Deferred tax liability - accelerated depreciation and amortization                          (108,000)         (193,000)
                                                                                       --------------------------------

      Net deferred tax assets                                                          $    5,324,000         2,240,000
                                                                                       --------------------------------


   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, as of December 31, 1995 management believes it is more likely than not the Company will realize the benefits of these deductible differences. Accordingly, no valuation allowance has been provided against deferred tax assets for any period presented.

(11)  Commitments

   The Company's corporate offices are leased from the Company's principal shareholders. The corporate offices lease is renewable at a rental amount mutually agreed upon by the Company and the shareholders. The minimum rental commitments under all leases are as follows:

        Year ending                             Related
        December 31:                            Parties              Other
        ------------------------------------------------------------------
        1996                              $      649,000         1,153,000
        1997                                     536,000           973,000
        1998                                     424,000           580,000
        1999                                     424,000           418,000
        2000                                     424,000           175,000
        Thereafter                               566,000                --
                                          --------------------------------
                                          $    3,032,000         3,299,000
                                          --------------------------------

   Total rent expense aggregated $1,648,000, $1,157,000, and $937,000 in 1995,
1994 and 1993, respectively. Total rent expense paid to related parties aggregated $649,000, $713,000, and $756,000 in 1995, 1994 and 1993,
respectively.

(12)  401(k) Plan

   The Company's 401(k) plan covers eligible employees who elect to participate and the Company has the discretion to make contributions to the plan. Company contributions vest based on length of service and were $372,000, $264,000 and $168,000 in 1995, 1994 and 1993, respectively.

(13)  Significant Customers

   The Company has a significant customer that comprised 7% and 18% of total trade accounts receivable at December 31, 1995 and 1994, respectively.

   Two other customers comprised 24% of total trade accounts receivable at December 31, 1995 and had immaterial balances at December 31, 1994. These two customers constituted over 15% of net revenues during 1995. There were no customers constituting over 10% of net revenues during 1994 and 1993.

(14)  Supplemental Disclosure of Non-Cash Financing and Investing Activities

   On June 1, 1994, the Company acquired Learningways, Inc. (Learningways) by exchanging 358,648 shares of its common stock and $664,000 cash for all of the common stock of Learningways. In connection with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired                    $       622,000
In-process research and development,
   written off as non-recurring expense                3,950,000
Value of common stock issued                         (3,561,000)
Cash paid                                              (664,000)
                                                 ---------------

      Liabilities assumed                        $       347,000
                                                 ---------------

(15)  Contingencies

   The Company is involved from time to time in litigation incidental to its business. The management of the Company believes that none of its litigation individually or in the aggregate will have a material adverse effect on the Company's financial position.

(16)  Subsequent Events

   On February 20, 1996, the Company entered into an agreement to merge with CUC International, Inc. Under the terms of the agreement, Company shareholders receive .85 shares of CUC stock for each share of Company stock. The merger will be structured as a tax-free reorganization and accounted for as a pooling of interests. The merger is subject to regulatory approval.

   On February 26, 1996, the Company acquired Condor, Inc., a developer of entertainment software. The acquisition was financed through the issuance of 225,409 shares of common stock for all of the outstanding shares of Condor, Inc. The acquisition will be accounted under the pooling-of-interests method. Pro forma results of operations for 1995 are not presented, as the impact of this pooling of interests is not material.

(17)  Quarterly Financial Data (Unaudited)

   The following selected quarterly financial data for the years ended December 31, 1995 and 1994 has been restated to reflect the poolings of Blizzard Entertainment (formerly Chaos Studios, Inc.), FUNNYBONE Interactive and Maverick Software, Inc.:

                                                          First            Second               Third            Fourth
                                                        quarter            quarter            quarter           quarter
                                                  ---------------------------------------------------------------------
1995:
   Net revenues                                   $  25,552,000         37,388,000         37,349,000        46,937,000
   Gross profit                                      13,568,000         15,955,000         20,133,000        25,043,000
   Net earnings                                       1,237,000          1,758,000          4,547,000         6,035,000
   Net earnings per share                                   .03                .05                .13               .17
   Pro forma net earnings                             1,162,000          1,683,000          4,472,000         5,960,000
   Pro forma net earnings per share                         .03                .05                .12               .17
                                                  ---------------------------------------------------------------------

                                                          First             Second              Third            Fourth
                                                        quarter            quarter            quarter           quarter
1994:
   Net revenues                                   $  14,684,000         18,934,000         23,517,000        36,036,000
   Gross profit                                       8,021,000          9,228,000         13,298,000        18,362,000
   Net earnings (loss)                                1,082,000        (2,410,000)          3,747,000         4,059,000
   Net earnings (loss) per share                            .03              (.07)                .11               .11
   Pro forma net earnings                               949,000        (2,543,000)          3,614,000         3,925,000
   Pro forma net earnings per share                         .03              (.07)                .10               .11
                                                  ---------------------------------------------------------------------

(a) 3.
                                Ideon Group, Inc.
                        Consolidated Financial Statements
                           December 31, 1995 and 1994
                        With Independent Auditors' Report

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Ideon Group, Inc.


In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Ideon Group, Inc. (formerly known as SafeCard Services, Incorporated), and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995, the two months ended December 31, 1994, and each of the two years in the period ended October 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company changed the amortization periods for deferred subscriber acquisition costs effective December 31, 1994.



PRICE WATERHOUSE LLP
Tampa, Florida
February 2, 1996

Ideon Group, Inc.
Consolidated Balance Sheet
(in thousands, except share data)

                                                                                      December 31,
                                                                              1995                    1994
                                                                           -----------             -----------
Assets
Current assets:
   Cash and cash equivalents                                               $    25,071             $     9,315
   Securities available for sale maturing within one year                       33,741                  43,532
   Receivables, net                                                             71,953                  58,337
   Income taxes receivable                                                      16,153                  11,441
   Deferred subscriber acquisition costs and
     related commissions amortizing within one year                             91,150                  85,435
   Deferred income tax asset                                                     3,370                     995
   Other current assets                                                          3,228                   3,262
                                                                           -----------             -----------
     Total current assets                                                      244,666                 212,317

Securities available for sale maturing after one year                           13,328                 116,134
Deferred subscriber acquisition costs and
  related commissions amortizing after one year                                 40,403                  46,482
Property and equipment, net                                                     32,389                  23,381
Excess of cost over fair value of net assets acquired                           45,002                  28,451
Deferred income tax asset, noncurrent                                            5,223
Other assets                                                                     4,899                   1,949
                                                                           -----------             -----------

     Total assets                                                          $   385,910             $   428,714
                                                                           ===========             ===========

Liabilities
Current liabilities:
   Notes payable to bank                                                   $    15,414             $    12,083
   Accounts payable                                                             32,523                  33,037
   Accrued expenses                                                             35,165                  30,535
   Product abandonment and related liabilities                                  20,796
   Subscribers' advance payments amortizing
     within one year                                                           119,805                 117,203
   Allowance for cancellations                                                   9,548                   9,197
                                                                           -----------             -----------
     Total current liabilities                                                 233,251                 202,055

Subscriber advance payments amortizing after one year                           49,799                  54,862
Deferred income tax liability                                                                            4,991
                                                                           -----------             -----------

     Total liabilities                                                         283,050                 261,908
                                                                           -----------             -----------

Commitments and Contingencies (Note 16)

Stockholders' Equity
Preferred stock--authorized 10,000,000 shares ($.01 par
  value); no shares issued or outstanding
Common stock--authorized 90,000,000 shares ($.01 par value); 34,946,000 shares issued (34,946,000 at December 31, 1994); 27,981,831 shares outstanding
  (28,933,599 at
  December 31, 1994)                                                               349                     349
Additional paid-in capital                                                      41,230                  41,058
Retained earnings                                                              118,999                 174,066
Unrealized gain on securities available for sale                                   345
                                                                           -----------
                                                                               160,923                 215,473
Less cost of 6,964,169 common shares in treasury
 (6,012,401 shares at December 31, 1994)                                       (58,063)                (48,667)
                                                                           -----------             -----------

     Total stockholders' equity                                                102,860                 166,806
                                                                           -----------             -----------

     Total liabilities and stockholders' equity                            $   385,910             $   428,714
                                                                           ===========             ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Ideon Group, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

                                                                             Two Months
                                                         Year Ended            Ended                  Year Ended
                                                        December 31,        December 31,              October 31,
                                                            1995               1994             1994                1993
                                                            ----               ----             ----                ----
Revenues
   Membership and subscription revenue, net             $     176,951     $     28,579      $    162,591     $    146,173
   Card acquisition and services revenue                       23,332            2,915             2,107
   Consumer marketing revenue                                  26,337            1,796            10,843           10,427
   Interest income                                              5,690            1,394             8,421            8,736
   Other income                                                 1,658               14             5,124            1,790
                                                        -------------     ------------      ------------     ------------

                                                              233,968           34,698           189,086          167,126
                                                        -------------     ------------      ------------     ------------

Costs and expenses
   Subscriber acquisition costs and
     related commissions                                      112,632           14,967            98,150           87,852
   Other costs of revenue                                      22,837            4,475             8,353            7,396
   Research and product development costs                       7,043            8,163             7,682
   Service costs and other operating expenses                  38,351           10,063            26,351           16,891
   General and administrative expenses                         33,318            5,606            16,451           12,542
   Costs related to products abandoned
     and restructuring                                         97,029                              7,900
   Unrealized loss on securities available for sale                              1,943
   Effect of change in amortization periods
     for deferred subscriber acquisition costs                                  65,500

                                                              311,210          110,717           164,887          124,681
                                                        -------------     ------------      ------------     ------------

Income (loss) before income taxes                             (77,242)         (76,019)           24,199           42,445

Provision for (benefit from) income taxes                     (27,801)         (26,075)            6,178           10,968
                                                        -------------     ------------      ------------     ------------

Income (loss) before cumulative
   effect of change in accounting
   for income taxes                                           (49,441)         (49,944)           18,021           31,477

Cumulative effect of change in
   accounting for income taxes                                                                     2,000

Net income (loss)                                       $     (49,441)    $    (49,944)     $     20,021     $     31,477
                                                        =============     ============      ============     ============

Earnings per share:

Income (loss) before cumulative
   effect of accounting change                          $       (1.73)    $      (1.70)     $        .63     $       1.10
Cumulative effect of accounting change                                                               .07
                                                        --------------    -------------     ------------     ------------

Net income (loss)                                       $       (1.73)    $      (1.70)     $        .70     $       1.10
                                                        =============     ============      ============     ============

Weighted average number of common
  and common equivalent shares                                 28,500           29,297            28,411           28,572

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Ideon Group, Inc.
Consolidated Statement of Changes In Stockholders' Equity
(in thousands, except share data)

                                                                                 Unrealized
                                                                              Gain (Loss) on       Common Stock
                                   Common Stock       Additional                Securities         in Treasury             Total
                                ------------------     Paid-in        Retained   Available   ------------------------  Stockholders'
                                  Shares    Amount     Capital        Earnings   for Sale      Shares        Amount       Equity
                                ----------  ------    ---------     ---------- ------------  -----------  -----------   ----------
Balance at October 31, 1992     33,426,048   $ 334    $   9,625     $  194,534               (6,780,015)  $  (38,995)   $  165,498

Net earnings                                                            31,477                                              31,477
Cash dividends paid,
  $.20 per share                                                        (5,113)                                             (5,113)
Exercise of employee
  stock options                    769,952       8        4,213                                 172,059        1,159         5,380
Tax benefit from exercise
  of employee stock options                               2,152                                                              2,152
Purchase of treasury stock                                                                   (3,469,860)     (41,699)      (41,699)
                                ----------   -----    ---------     ----------   ------      ----------   ----------    ----------

Balance at October 31, 1993     34,196,000     342       15,990        220,898              (10,077,816)    ( 79,535)      157,695

Net earnings                                                            20,021                                              20,021
Cash dividends paid,
  $.20 per share                                                        (5,320)                                             (5,320)
Exercise of employee
  stock options                    750,000       7        3,440        (10,140)               4,090,165       31,351        24,658
Tax benefit from exercise
  of employee stock options                              21,628                                                             21,628
Issuance of restricted
  common stock                                                                                   11,950
Change in unrealized gain
  (loss) on securities
  available for sale                                                             $ (607)                                      (607)
Purchase of treasury stock                                                                      (36,700)        (483)         (483)
                                ----------   -----    ---------     ----------   ------      ----------   ----------    ----------

Balance at October 31, 1994     34,946,000     349       41,058        225,459     (607)     (6,012,401)     (48,667)      217,592

Net loss                                                               (49,944)                                            (49,944)
Cash dividends paid,
  $.05 per share                                                        (1,449)                                             (1,449)
Change in unrealized gain
  (loss) on securities
  available for sale                                                                607                                        607
                                ----------   -----    ---------     ----------   ------      ----------   ----------    ----------

Balance at December 31, 1994    34,946,000     349       41,058        174,066               (6,012,401)     (48,667)      166,806

Net loss                                                               (49,441)                                            (49,441)
Cash dividends paid,
  $.20 per share                                                        (5,626)                                             (5,626)
Exercise of employee
  stock options                                              51                                  49,832          405           456
Tax benefit from exercise
 of employee stock options                                  121                                                                121
Issuance of restricted
  common stock                                                                                    3,500
Change in unrealized gain
  (loss) on securities
  available for sale                                                                345                                        345
Purchase of treasury stock                                                                   (1,005,100)      (9,801)       (9,801)
                                ----------   -----    ---------     ----------   ------      ----------   ----------    ----------

Balance at December 31, 1995    34,946,000   $ 349    $  41,230     $  118,999   $  345      (6,964,169)  $  (58,063)   $  102,860
                                ==========   =====    =========     ==========   ======      ==========   ==========    ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Ideon Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

                                                                              Two Months
                                                             Year Ended          Ended                 Year Ended
                                                             December 31,     December 31,             October 31,
                                                                1995             1994             1994              1993
                                                                ----             ----             ----              ----
Cash Flows From Operating Activities

   Net cash received from subscribers/customers            $    238,835     $     31,070      $    194,584     $    175,596
   Cash paid to suppliers and employees                        (311,971)         (38,763)         (168,831)        (139,290)
   Interest received                                              7,857            3,094            13,922           13,952
   Interest paid                                                 (1,287)            (146)
   Income tax refunds (payments), net                            11,047               (7)            3,114          (21,413)
   Gain from litigation settlements                                                                  4,257
                                                           ------------     ------------      ------------      -----------
   Net cash (used in) provided by operating
     activities                                                 (55,519)          (4,752)           47,046           28,845
                                                           ------------     ------------      ------------      -----------

Cash Flows From Investing Activities

   Purchases of investment securities                           (52,961)         (12,752)          (96,986)         (63,174)
   Proceeds from sales of investment securities                 135,111           17,463            73,748           64,539
   Proceeds from maturing investment securities                  30,185                             18,035            7,068
   Cost of acquisitions, net of cash acquired                   (12,977)                           (35,276)
   Acquisition of property and equipment, net                   (16,443)          (7,406)           (8,044)            (719)
                                                           ------------     ------------      ------------     ------------
   Net cash provided by (used in)
     investing activities                                        82,915           (2,695)          (48,523)           7,714
                                                           ------------     ------------      ------------     ------------

Cash Flows From Financing Activities

   Net borrowings (repayments) on notes
     payable to bank                                              3,331              290            (2,792)
   Proceeds from exercise of stock options                          456                             24,658            5,380
   Dividends paid                                                (5,626)          (1,449)           (5,320)          (5,113)
   Payments for purchase of treasury shares                      (9,801)                              (483)         (41,699)
                                                           ------------     ------------      ------------     ------------
   Net cash (used in) provided by
     financing activities                                       (11,640)          (1,159)           16,063          (41,432)
                                                           ------------     ------------      ------------     ------------

Net increase (decrease) in cash and
   cash equivalents                                              15,756           (8,606)           14,586           (4,873)
Cash and cash equivalents at
   beginning of period                                            9,315           17,921             3,335            8,208
                                                           ------------     ------------      ------------     ------------

Cash and cash equivalents at
   end of period                                           $     25,071     $      9,315      $     17,921     $      3,335
                                                           ============     ============      ============     ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Ideon Group, Inc.
Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies

On April 27, 1995, the stockholders of SafeCard Services, Incorporated ("SafeCard") approved a plan of reorganization whereby SafeCard became a wholly-owned subsidiary of Ideon Group, Inc. ("Ideon" or the "Company"), a newly formed Delaware corporation. All shares of SafeCard common stock were converted into shares of Ideon common stock. Ideon is a holding company with current business units as follows: SafeCard, Wright Express Corporation, National Leisure Group, Inc. and Ideon Marketing and Services Company. The operations of an additional business unit, Family Protection Network, Inc., have been discontinued as described in Note 10 Costs Related to Products Abandoned and Restructuring.

SafeCard, the Company's principal operating subsidiary, is a credit card enhancement marketing company. Subscriptions for continuity services are primarily marketed through credit card issuers by mail or telephone. SafeCard's principal service is credit card registration and loss notification ("Hot-Line"), whereby SafeCard gives prompt notice to credit card issuers upon being informed that a subscriber's credit cards have been lost or stolen. Subscriptions for continuity services typically continue annually or periodically unless canceled by the subscriber. SafeCard also markets other continuity services including those related to fee-based credit cards ("Fee Card"), date reminder services, a personal credit information service ("CreditLine"). SafeCard is also developing new lines of business including travel and shopping related products.

Wright Express Corporation ("Wright Express"), acquired in September 1994, provides transaction and information processing services to oil companies and commercial transportation fleets primarily through a national credit card network program, the Wright Express Universal Fleet card (the "WEX card") and through private label processing arrangements for retail fuel marketers.

National Leisure Group, Inc. ("National Leisure Group"), acquired in January 1995, provides vacation travel packages and cruises directly to the public in partnership with established retailers and warehouse clubs throughout New England and with credit card issuers and membership clubs nationwide.

Ideon Marketing and Services Company ("IMS") manages an initiative between the Company, the PGA TOUR and SunTrust BankCard, N.A. to develop and market an expanded PGA TOUR Partners program, including a co-branded credit card. The activities of IMS have been significantly curtailed due to lower than expected response rates to the expanded PGA TOUR Partners program and related credit card offering during 1995 (see Note 10 - Costs Related to Products Abandoned and Restructuring).

On February 14, 1995, the Company filed a Transition Period Form 10-Q for the two months ended December 31, 1994 in order to effect a change in its year end from October 31 to December 31. References herein to the year 1995 refer to the Company's calendar year ended December 31, 1995. References herein to the Transition Period refer to the two months ended December 31, 1994. References herein to the years 1994 and 1993 refer to the Company's previous fiscal years ended October 31.

Principles of Consolidation

The consolidated financial statements include the accounts of Ideon and its subsidiaries, after elimination of intercompany accounts and transactions. On September 14, 1994, the Company acquired 100% of the outstanding common stock of Wright Express. Effective January 1, 1995, the Company acquired substantially all of the assets and assumed substantially all of the liabilities of National Leisure Group. These transactions were accounted for under the purchase method and accordingly the consolidated financial statements include the results of operations of Wright Express and National Leisure Group from the respective dates of purchase (see Note 3 Acquisitions).

Cash and Cash Equivalents

Cash and cash equivalents include cash-on-hand, demand deposits and short-term investments with original maturities of three months or less.

Securities Available for Sale

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, ("FAS 115") "Accounting for Certain Investments in Debt and Equity Securities." FAS 115 requires that all investments in debt and equity securities that fall within its scope be classified as either held to maturity, trading or available for sale. Management elected early adoption of FAS 115 as of October 31, 1994 and classified its entire securities portfolio as "available for sale" at that time. Securities classified as available for sale are stated at market value with any unrealized gains or losses included as a separate component of stockholders' equity.

Approximately $11,600,000 of securities available for sale at December 31, 1995 were held in escrow as required contractually by certain credit card issuers (see "Revenue Recognition/Cost Amortization").

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense while betterments are capitalized. Depreciation is computed using the straight-line method over the assets' estimated useful lives. Estimated useful lives range from 3 to 7 years for equipment, furniture and fixtures to 30 years for buildings. Capitalized leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term.

Excess of Cost Over Fair Value of Net Assets Acquired

Excess of cost over fair value of net assets acquired ("goodwill") represents the difference between the purchase price of Wright Express and National Leisure Group and the value of the net assets acquired in each of the acquisitions (see
Note 3 Acquisitions). Such goodwill is being amortized on a straight-line basis over 25 years. Accumulated amortization was $2,216,000 and $440,000 as of December 31, 1995 and 1994, respectively. Periodically, the Company reviews its intangible assets for events or changes in circumstances that may indicate that the carrying amounts of the assets are not recoverable. Based upon this review, the Company believes that the unamortized balance of goodwill at December 31, 1995 is fully recoverable.

Revenue Recognition/Cost Amortization

Subscription Revenue and Commission Expense

The Company generally receives advance payments from subscribers for its products and services. The subscription period and advance payments are generally for periods of 12 or 36 months. These advance payments, less an appropriate allowance for cancellations, are deferred and amortized to revenue ratably over the subscription period. Credit card issuers earn commissions based on percentages of subscription billings or other profit sharing arrangements. Such commissions, less an appropriate allowance for cancellations, are also deferred and amortized to expense ratably over the subscription period.

The allowance for cancellations, net of related commissions, relates to amounts which may be refunded at a future time to subscribers who may cancel their subscriptions prior to the completion of the subscription period. Previously paid commissions related to canceled subscriptions are reimbursed to the Company by the credit card issuer.

The Company places funds in escrow as required contractually by certain credit card issuer clients. The contractual requirement as of December 31, 1995 was approximately $11,600,000. Restricted funds are released ratably over the subscription period (which coincides with the period of revenue recognition) and are invested primarily in tax-exempt municipal securities and United States Treasury securities.

Card Acquisition and Services Revenue

Card acquisition and services revenue is principally in the form of transaction fees deducted from amounts remitted to retail fueling merchants and monthly fees charged to fleet customers of Wright Express.

Consumer Marketing Revenue

Revenue from the sale of vacation packages by National Leisure Group, which is included in the "Consumer marketing revenue" caption in the consolidated statement of operations, is recognized at the date when substantially all obligations to the customer have been performed and at least 90 percent of the total booking price has been received (see Note 3 - Acquisitions). Consumer marketing revenue also includes revenues from SafeCard's date reminder service which is amortized over each calendar year.

Subscriber Acquisition Costs

Subscriber acquisition expenditures directly relate to the acquisition of new subscribers through "direct-response" type marketing campaigns and primarily include payments for telemarketing, printing, postage, mailing services, certain direct salaries and other direct costs incurred to acquire new subscribers. Prior to December 31, 1994, these expenditures were deferred and amortized to expense in proportion to expected revenues over the expected subscription periods, including renewal periods (life of subscriber). These amortization periods ranged from 10 to 12 years for single year and multi-year subscriptions, respectively.

After a general review of the Company's business plans and related accounting practices during the Transition Period, the Company's Board of Directors approved a change in the amortization periods for deferred subscriber acquisition costs. The change was made in response to the Company's plans to incur additional marketing expenditures to enhance renewal rates. Under generally accepted accounting principles, if additional expenditures are incurred to maintain or enhance the renewal stream, the Company is required to amortize such subscriber acquisition costs over periods greater than the initial subscription period. Accordingly, based on efforts to enhance renewal rates, the Company changed its amortization periods. Effective December 31, 1994, the amortization periods were shortened to one year and three years for single year and multi-year subscriptions, respectively (initial subscription period without regard for anticipated renewals). The effect of reducing the amortization periods resulted in a one-time, non-cash, pre-tax charge to earnings of $65,500,000 during the two months ended December 31, 1994.

The change in the amortization periods for deferred subscriber acquisition costs does not affect the amortization of commissions which continue to be amortized over the one to three year subscription period, as appropriate.

Income Taxes

Effective November 1, 1993, the Company prospectively adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." Adoption of FAS 109 required a change from the deferred method to the liability method of accounting for income taxes. One of the principal differences of the liability method from the deferred method used in previous financial statements is that changes in tax laws and rates are reflected in income from continuing operations in the period such changes are enacted. The impact of the adoption of FAS 109 had a cumulative positive effect on the Company's reported earnings in 1994 of $2,000,000.

Income (Loss) Per Share

Income per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents (common stock issuable upon exercise of stock options) outstanding. Loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made in prior period financial statements to conform to the 1995 presentation.

2.  Change in Fiscal Year End

On February 14, 1995, SafeCard filed a Transition Period Form 10-Q for the two months ended December 31, 1994 in order to effect a change in its year end from October 31 to December 31. As a result, the consolidated audited financial statements contain information as of and for the two months ended December 31, 1994. The following supplemental unaudited consolidated statement of operations and unaudited consolidated statement of cash flows for the two months ended December 31, 1993 is presented for comparative purposes only and was presented in the Transition Period Form 10-Q filed in February 1995.

Consolidated Statement of Operations
                                                             Two Months Ended
                                                             December 31, 1993
                                                                (unaudited)
                                                             ----------------
Revenues
   Membership and subscription revenue, net                  $     25,775,000
   Card acquisition and services revenue
   Consumer marketing revenue                                       1,743,000
   Interest income                                                  1,334,000
   Other income                                                       280,000
                                                             ----------------
                                                                   29,132,000

Costs and expenses
   Subscriber acquisition costs and related commissions            15,652,000
   Other costs of revenue                                           1,239,000
   Service costs and other operating expenses                       3,282,000
   General and administrative expenses                              2,480,000
                                                             ----------------
                                                                   22,653,000

Income before income taxes                                          6,479,000

Provision for income taxes                                          1,652,000

Income before cumulative effect of change in accounting
  for income taxes                                                  4,827,000

Cumulative effect of change in accounting for income taxes          2,000,000
                                                             ----------------

Net Income                                                   $      6,827,000
                                                             ================

Earnings per share

Income before cumulative effect of accounting change                    $ .18

Cumulative effect of accounting change                                    .07

Net income                                                              $ .25
                                                                        =====

Weighted average number of common
  and common equivalent shares                                     27,325,000
                                                             ================

Consolidated Statement of Cash Flows
                                                            Two Months Ended
                                                            December 31, 1993
                                                               (unaudited)
                                                            -----------------
Cash Flows From Operating Activities
   Net cash received from subscribers/customers             $     33,523,000
   Net cash paid to suppliers and employees                      (31,601,000)
   Interest received                                               3,627,000
   Income tax refunds (payments), net                                515,000
                                                            ----------------

      Net cash provided by operating activities                    6,064,000
                                                            ----------------

Cash Flows From Investing Activities
   Purchases of investment securities                            (18,350,000)
   Proceeds from sale of investment securities                    15,438,000
   Proceeds from maturing investment securities                      710,000
   Acquisition of property and equipment, net                       (410,000)
                                                            -----------------

      Net cash used in investing activities                       (2,612,000)
                                                            -----------------

Cash Flows From Financing Activities
   Proceeds from exercise of stock options                            36,000
   Dividends paid                                                 (1,207,000)
   Payments for purchase of treasury shares                         (483,000)
                                                            -----------------

      Net cash used in financing activities                       (1,654,000)
                                                            -----------------

Net increase in cash and cash equivalents                          1,798,000

Cash and cash equivalents at beginning of period                   3,335,000
                                                            ----------------

Cash and cash equivalents at end of period                  $      5,133,000
                                                            ================


3.  Acquisitions

National Leisure Group

On February 10, 1995, the Company completed its acquisition of substantially all of the assets and liabilities of National Leisure Group, a provider of vacation travel packages to credit card companies, retailers and wholesale clubs in the United States. The Company paid cash of $15,048,000 and agreed to issue $1,400,000 of common stock on the third anniversary of the acquisition. Also, up to $2,800,000 of additional common stock is issuable based on the attainment of certain earnings hurdles. The acquisition was effective as of January 1, 1995 and was accounted for under the purchase method. Accordingly, the consolidated results of operations of the Company include the results of operations of National Leisure Group for the year ended December 31, 1995.

As part of the transaction, the Company acquired $5,631,000 of assets, which included $2,395,000 of cash, and assumed liabilities of $7,153,000. The Company recorded $18,327,000 of goodwill which is being amortized on a straight-line basis over 25 years. Amortization expense through December 31, 1995 related to this acquisition was approximately $725,000.

The following presents the unaudited pro forma results of operations of the Company and National Leisure Group as if combined throughout the two months ended December 31, 1994 and the year ended October 31, 1994:

                                                                   Two Months Ended                 Year Ended
                                                                     December 31,                   October 31,
                                                                         1994                          1994
                                                                      (unaudited)                   (unaudited)
                                                                      -----------                   -----------
Revenues, net                                                      $      36,933,000             $      201,940,000
Costs and expenses                                                       112,708,000                    176,570,000
                                                                   -----------------             ------------------
Income (loss) before provision for income taxes
   and cumulative effect of accounting change                      $     (75,775,000)            $       25,370,000
                                                                   =================             ==================

Net (loss) income                                                  $     (49,769,000)            $       20,980,000
                                                                   =================             ==================

   (Loss) earnings per share                                               $   (1.70)                         $ .74
                                                                           =========                          =====


The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented, nor are they intended to be a projection of future results.

Wright Express Corporation

On September 14, 1994, the Company acquired 100% of the outstanding common stock of Wright Express, a provider of transaction and information processing services to oil companies and commercial transportation fleets in the United States, for $35,500,000 in cash. The acquisition was accounted for under the purchase method and, accordingly, the results of operations of Wright Express are included in the Company's consolidated financial statements from the date of acquisition. In connection with the acquisition, the Company recorded $28,891,000 of goodwill which is being amortized on a straight-line basis over 25 years.

The following presents the unaudited pro forma results of operations of the Company and Wright Express as if combined throughout the year ended October 31, 1994:

                                                              Year Ended
                                                              October 31,
                                                                 1994
                                                             (unaudited)
                                                             -----------
Revenues, net                                            $      200,955,000
Costs and expenses                                              176,060,000
                                                         ------------------
Income before provision for income taxes
   and cumulative effect of accounting change            $       24,895,000
                                                         ==================

Net income                                               $       20,149,000
                                                         ==================

   Earnings per share                                                 $ .71
                                                                      =====


The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented, nor are they intended to be a projection of future results.

4.  Investments

The Company's investment portfolio is invested primarily in tax-exempt municipal bonds. Because there is not a regularly published source of accurate current market values for tax-exempt municipal bonds, the Company's investment adviser estimates market values for the Company's securities available for sale using a pricing matrix commonly used in the municipal bond industry, or in certain cases, by soliciting quotations from municipal bond dealers.

The financial statement carrying amount, gross unrealized gains, gross unrealized losses and estimated market value of the Company's securities available for sale were as follows:

                                                                        December 31, 1995
                                         ----------------------------------------------------------------------------
                                                                     Gross              Gross            Estimated
                                              Carrying            Unrealized         Unrealized           Market
                                               Amount                Gains              Losses             Value
                                               ------                -----              ------             -----
Tax-exempt municipal bonds               $      39,054,000       $    366,000        $    (21,000)  $      39,399,000

U.S. Treasury bills                              7,415,000                                                  7,415,000

Other                                              255,000                                                    255,000
                                         -----------------       ------------        ------------   -----------------

                                         $      46,724,000       $    366,000        $    (21,000)  $      47,069,000
                                         =================       ============        ============   =================


                                                                        December 31, 1994
                                         ----------------------------------------------------------------------------
                                                                      Gross               Gross         Estimated
                                              Carrying             Unrealized          Unrealized        Market
                                               Amount                 Gains              Losses           Value
                                               ------                 -----              ------           -----
Tax-exempt municipal bonds               $     159,473,000                                          $     159,473,000

Other                                              193,000                                                    193,000
                                         -----------------       ------------        ------------   -----------------

                                         $     159,666,000                                          $     159,666,000
                                         =================       ============        ============   =================

Maturities of the Company's investment portfolio at December 31, 1995 were as follows:

                                             Carrying             Market
                                               Value               Value
                                               -----               -----

        Within one year                  $     33,499,000   $      33,741,000
        One to five years                       9,187,000           9,282,000
        More than five years                    4,038,000           4,046,000
                                         ----------------   -----------------

                                         $     46,724,000   $      47,069,000
                                         ================   =================

Gross realized gains on sales of securities available for sale totaled $1,237,000, $620,000 and $1,290,000 for the years ended December 31, 1995 and
October 31, 1994 and 1993, respectively. Gross realized losses on sales of securities available for sale totaled $143,000, $97,000, $27,000 and $12,000 for the years ended December 31, 1995, the two months ended December 31, 1994 and the years ended October 31, 1994 and 1993, respectively. Gains and losses on sales of securities are computed on the specific identification basis and are included as a component of other income.

On October 31, 1994 the Company adopted Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Investments in Certain Debt and Equity Securities." Upon adoption of FAS 115, the Company classified its securities portfolio, principally consisting of municipal bonds, as available for sale and disclosed the unrealized loss of $607,000 as a separate component of stockholders' equity. During the two months ended December 31, 1994, the Company experienced further market value declines in its investment portfolio as a result of the increasing interest rate environment. Given the Company's strategy to redeploy its investment resources into operating assets and in view of the then current interest rate environment, management elected to reposition the portfolio. This repositioning helped to minimize additional market risk and complete the Company's effort to shorten the overall maturity of the portfolio. Due to the decision to sell a significant portion of the Company's investment portfolio, management determined that there was an other than temporary decline in the market value of its available for sale portfolio, and consequently the net unrealized losses of $1,943,000 were charged against earnings for the two months ended December 31, 1994.

5. Receivables, net

Receivables and the related allowance for doubtful accounts were as follows at December 31:

                                                          1995                 1994
                                                          ----                 ----
Receivables for transportation fleet services       $    47,041,000      $     31,402,000
Receivables  for continuity services                     24,086,000            25,391,000
Other receivables                                         1,700,000
Accrued interest receivable                               1,121,000             3,288,000
                                                    ---------------      ----------------

                                                         73,948,000            60,081,000

Allowance for doubtful accounts                          (1,995,000)           (1,744,000)
                                                    ---------------        --------------

                                                    $    71,953,000      $     58,337,000
                                                    ===============      ================

The receivables for transportation fleet services primarily relate to amounts due from customers of Wright Express for fleet fueling and other transportation services.

6.  Property and Equipment

Property and equipment consisted of the following at December 31:

                                               1995                  1994
                                               ----                  ----

Equipment                                $    19,747,000       $     13,457,000
Building                                      16,204,000              5,582,000
Furniture and fixtures                         7,053,000              1,481,000
Construction in progress                                              6,877,000
Land                                             447,000                447,000
                                         ---------------       ----------------

                                              43,451,000             27,844,000

Less: accumulated depreciation               (11,062,000)            (4,463,000)
                                         ---------------       ----------------

                                         $    32,389,000       $     23,381,000
                                         ===============       ================

Construction in progress related to improvements and additions made to SafeCard's operations center in Cheyenne, Wyoming. All costs associated with this project were capitalized as construction in progress and began to be depreciated when the improvements and additions were placed in service during 1995.

7.  Accrued Expenses

Included within "Accrued expenses" as of December 31, 1995 and 1994 is a disputed liability recorded in 1992 of approximately $10,500,000 relating to the Company's estimated net obligation under a contested lease (the "Ft. Lauderdale Lease") of its former Ft. Lauderdale headquarters. The Company no longer occupies these premises and is no longer making payments on the Ft. Lauderdale Lease, which is now the subject of litigation (see Note 16 - Commitments and Contingencies).

8.  Notes Payable to Bank

Notes payable to bank represents a revolving loan agreement assumed in connection with the acquisition of Wright Express in 1994. The agreement, as originally structured, provided for maximum borrowings equal to the lesser of $17,500,000 or an amount based on a percentage of eligible accounts receivable as defined therein. In November 1994, the revolving credit agreement was amended increasing the available line to $27,500,000 and the Company was added as a guarantor under the amended agreement.

Interest on the outstanding borrowings was, at Wright Express' option, either the bank's prime rate minus 0.5% or the London Interbank Offering Rate ("LIBOR") plus 0.625%. Wright Express paid a fee of 0.25% per annum on the average daily unused portion of the line of credit. Borrowings are secured by substantially all assets of Wright Express.

At December 31, 1995, the Company had $15,414,000 outstanding under the revolving line of credit with interest rates ranging from 6.31% to 7.25%.

In February 1996, Wright Express entered into a new revolving credit facility agreement replacing the previous revolving line of credit. The new credit facility has an available line of $75,000,000 of which $50,000,000 may be used to finance working capital requirements and for general corporate purposes and $25,000,000 may be used for acquisition financing. The new credit facility expires December 1, 1998. Interest on the outstanding borrowings is computed, at the option of Wright Express, under various methods including the bank's prime rate or LIBOR plus 0.75%. Wright Express pays a quarterly fee of 0.25% on the average daily unused portion of the line of credit and an annual agent's fee of $25,000. Borrowings are secured by substantially all assets of Wright Express. In February 1996, Wright Express also entered into a $5,000,000 capital expenditure line of credit arrangement with a bank.

9.  Subscriber Acquisition Costs and Commissions

Deferred subscriber acquisition costs and related commissions were as follows at December 31:

                                                      1995               1994
                                                      ----               ----

Hot-Line                                         $  65,232,000     $  61,006,000
Fee Card                                             5,597,000         4,540,000
Other services                                      15,905,000        19,500,000
                                                 -------------     -------------

Total deferred subscriber acquisition costs         86,734,000        85,046,000

Commissions                                         44,819,000        46,871,000
                                                 -------------     -------------

Total deferred subscriber acquisition
   costs and commissions                         $ 131,553,000     $ 131,917,000
                                                 =============     =============

10.  Costs Related to Products Abandoned and Restructuring

Included in costs related to products abandoned and restructuring in the Consolidated Statement of Operations for the year ended December 31, 1995 are special charges totaling $43,817,000, net of recoveries, related to the abandonment of certain new product developmental efforts and the related impairment of certain assets and the restructuring of SafeCard and the corporate infrastructure as discussed below. The original charge of $45,017,000 was composed of accrued liabilities of $36,248,000 and asset impairments of $8,769,000. As discussed below, in December 1995 the Company recovered $1,200,000 of a $3,900,000 deposit included in the above charges.

The components of the product abandonment and related liabilities as of December 31, 1995 are as follows:

                                                                     1995                                Balance at
                                                                  Provisions          Activity            12/31/95
                                                                  ----------          --------            --------
Severance and other employee costs                            $    14,960,000     $     8,950,000    $      6,010,000
Costs to terminate equipment and facilities leases                  9,593,000           2,656,000           6,937,000
Liability for contract impairments                                  8,400,000           1,000,000           7,400,000
Other costs                                                         3,295,000           2,846,000             449,000
                                                              ---------------     ---------------    ----------------

                                                              $    36,248,000     $    15,452,000    $     20,796,000
                                                              ===============     ===============    ================

The $20,796,000 balance of the product abandonment and related liabilities at December 31, 1995 represents the Company's best estimate of the amounts expected to be incurred with respect to its product abandonment and restructuring efforts. The amounts that will ultimately be paid could differ from the amounts included in the product abandonment and related liabilities estimate. The Company anticipates completion of the majority of the actions related to the product abandonment and restructuring during 1996.

PGA TOUR Partners

In late March and early April 1995, the Company launched an expanded PGA TOUR Partners program through its IMS subsidiary. The program provided various benefits to members including access to PGA TOUR events and a co-branded credit card. Consumer response rates after the launch were significantly less than management's expectations and it was determined that the product as configured was not economically viable. The Company discontinued marketing the product and recorded a special charge of $17,993,000 at June 30, 1995 for costs associated with the abandonment of the product marketing including employee severance payments (approximately 130 employees), costs to terminate equipment and facilities leases, costs for contract impairments and write-downs taken for asset impairments.

On September 14, 1995, after a period of product redesign and test marketing, the Company announced that it would discontinue its credit card servicing role in connection with the PGA TOUR Partners credit card program. In connection with this decision, the Company recorded a special charge of $3,612,000 for costs associated with the abandonment of this role, including employee severance payments (approximately 60 employees), costs to terminate equipment and facilities leases and the recognition of certain commitments. The Company continues to provide membership (non-credit card) servicing for the PGA TOUR Partners program.

Family Protection Network

In April 1995, Family Protection Network launched a nationwide child registration and missing child search program. Consumer response rates from the initial product launch were significantly lower than anticipated and the Company closed this business unit. As a result, the Company recorded an $8,987,000 charge in the second quarter 1995 to cover severance payments (approximately 100 employees), costs to terminate equipment and facilities leases and write-downs taken for asset impairments. As of December 31, 1995, all employees of Family Protection Network have been terminated.

Corporate and SafeCard Restructurings

As a result of the discontinuance of these products, the Company undertook an overall restructuring of its operations, including a significant reduction of its workforce at its corporate headquarters and at SafeCard. The decision to abandon these products and restructure the Company resulted in the recording of a charge of $7,176,000 in the second quarter 1995 to cover costs to terminate certain operating leases and write-down certain assets to their estimated net realizable value. The Company recorded additional charges of $3,010,000 in the third quarter 1995 for costs associated with the restructuring of SafeCard and $4,239,000 for a restructuring of the corporate infrastructure. Restructuring costs include severance payments and costs to terminate equipment and facilities leases.

In May 1995, the Company signed a definitive purchase agreement to acquire a 350,000 square foot building and related property for approximately $39,000,000. As part of the agreement, the Company paid $3,900,000 into an escrow account as a nonrefundable deposit pending the completion of the purchase in early 1996. Included in the $7,176,000 corporate charge recorded in the second quarter was a provision for the full impairment of this deposit. Management worked with the building owner to facilitate a sale of the building to a third party. As a result, the building owner and a third party entered into a purchase agreement and the Company recovered $1,200,000 of its deposit in the fourth quarter of 1995.

In April 1994, the Company announced a reorganization of its operations and named a new senior management team. As a part of the reorganization, nine senior executives left the Company and the Ft. Lauderdale sales office was closed. As a result of this reorganization, the Company recorded a restructuring charge of $3,500,000 to cover severance agreements and a lease termination. In addition, the Company recorded an additional charge of $4,400,000 paid to Steven J. Halmos, the Company's co-founder (see Note 14 Transactions with Related Parties). At December 31, 1995 the remaining balance of these reserves of $285,000 was included in "Accrued expenses."

11.  Segment Information

The operations of the Company are managed along business unit lines and, accordingly, the Company considers each operating subsidiary a separate business segment for financial reporting purposes. Due to their nature and stage of development, the operations of IMS and Family Protection Network have been combined and presented as Developmental Operations in the segment information table below.

                                                                            Two Months                   Year Ended
                                                        Year Ended             Ended                     October 31,
                                                       December 31,        December 31,         ----------------------------
                                                           1995                1994               1994                1993
                                                           ----                ----               ----                ----
SafeCard
     Operating revenue                              $     187,875,000   $     30,375,000    $    173,663,000   $     157,112,000
     Operating income (loss)                               32,446,000        (59,450,000)         41,961,000          44,682,000
     Identifiable assets                                  195,769,000        217,679,000         270,636,000         206,331,000
     Depreciation and amortization                          2,549,000            236,000           1,094,000             864,000
     Capital expenditures, net                              9,881,000          7,241,000           7,913,000             719,000

Wright Express
     Operating revenue                                     23,332,000          2,915,000           2,107,000
     Operating income                                       3,434,000            512,000             250,000
     Identifiable assets                                   77,309,000         32,737,000          32,471,000
     Depreciation and amortization                          1,721,000            421,000             255,000
     Capital expenditures, net                              1,663,000            165,000             131,000

National Leisure Group
     Operating revenue                                     16,018,000
     Operating income                                       1,973,000
     Identifiable assets                                   27,237,000
     Depreciation and amortization                          1,066,000
     Capital expenditures, net                              1,969,000

Developmental Operations
     Operating revenue
     Operating loss                                       (83,803,000)        (6,565,000)         (5,006,000)
     Identifiable assets                                      521,000          4,218,000
     Depreciation and amortization                            384,000
     Capital expenditures, net                                664,000

Corporate and Other
     Operating revenue                                      6,743,000          1,408,000          13,316,000          10,014,000
     Operating income (loss)                              (31,292,000)       (10,516,000)        (13,006,000)         (2,237,000)
     Identifiable assets                                   85,074,000        174,080,000         177,266,000         171,956,000
     Depreciation and amortization                            437,000             66,000
     Capital expenditures, net                              2,266,000

Consolidated Totals
     Operating revenue                                    233,968,000         34,698,000         189,086,000         167,126,000
     Operating income (loss)                              (77,242,000)       (76,019,000)         24,199,000          42,445,000
     Identifiable assets                                  385,910,000        428,714,000         480,373,000         378,287,000
     Depreciation and amortization                          6,157,000            723,000           1,349,000             864,000
     Capital expenditures, net                             16,443,000          7,406,000           8,044,000             719,000

Identifiable assets are those assets of the Company that are identified with the operations of each of the individual business units. Corporate assets are principally cash, securities available for sale and property and equipment. National Leisure Group's identifiable assets include $17,607,000 of unamortized goodwill as of December 31, 1995. Wright Express' identifiable assets included unamortized goodwill of $27,395,000, $28,451,000 and $28,739,000 as of December 31, 1995 and 1994 and October 31, 1994, respectively. Operating income for SafeCard for the two months ended December 31, 1994 includes a pre-tax charge of $65,500,000 for a change in amortization periods for deferred subscriber acquisition costs. Operating revenue for the year ended October 31, 1994 for Corporate and Other includes a gain on litigation settlements of $4,257,000.

The Company does not earn material amounts of revenue from sources outside the United States.

12.  Income Taxes

As discussed in Note 1, the Company changed its method of accounting for income taxes as of November 1, 1993. The components of the provision for (benefit from) income taxes for the year ended December 31, 1995, the two months ended December 31, 1994 and the years ended October 31, 1994 and 1993 were as follows:

                                                   Two Months                   Year Ended
                               Year Ended             Ended                     October 31,
                              December 31,        December 31,           ------------------------
                                  1995                1994               1994                1993
                                  ----                ----               ----                ----
Current
     Federal              $     (15,636,000)  $     (1,887,000)   $     13,032,000   $      15,608,000
     State                          (93,000)           (54,000)            272,000             101,000
                          -----------------   ----------------    ----------------   -----------------

         Total current          (15,729,000)        (1,941,000)         13,304,000          15,709,000
                          -----------------   ----------------    ----------------   -----------------

Deferred
     Federal                    (11,530,000)       (23,815,000)         (7,640,000)         (3,588,000)
     State                         (542,000)          (319,000)            514,000          (1,153,000)
                          -----------------   ----------------    ----------------   -----------------

         Total deferred         (12,072,000)       (24,134,000)         (7,126,000)         (4,741,000)
                          -----------------   ----------------    ----------------   -----------------

Total                     $     (27,801,000)  $    (26,075,000)   $      6,178,000   $      10,968,000
                          =================   ================    ================   =================

The following is a reconciliation of the statutory U.S. federal income tax rate and the Company's effective income tax rate for the year ended December 31, 1995, the two months ended December 31, 1994 and the years ended October 31, 1994 and 1993:

                                                                               Two Months
                                                             Year Ended           Ended                  Year Ended
                                                            December 31,       December 31,              October 31,
                                                                1995              1994             1994              1993
                                                                ----              ----             ----              ----
Statutory federal income tax rate                               35.0%             35.0%            35.0%             34.8%
Increase (reduction) in tax rates
 resulting from:
   State income tax, net of federal benefit                                                         2.1               1.2
   Tax-exempt interest income                                   (1.7)              (.6)           (10.8)             (6.8)
   Amortization of non-deductible goodwill                        .5                .1
   Reversal of prior years' deferred taxes
    at the rates in effect at that time                                                                              (2.9)
   Other                                                         2.2               (.2)             (.8)              (.5)
                                                                ----              ----             ----              ----

Effective tax rate                                              36.0%             34.3%            25.5%             25.8%
                                                                ====              ====             ====              ====


The components of the Company's deferred income tax assets and liabilities under FAS 109 were as follows:

                                                       December 31,        December 31,        October 31,         November 1,
                                                           1995                1994               1994                1993
                                                           ----                ----               ----                ----
Deferred tax liabilities:
   Subscriber acquisition costs                     $      47,255,000   $     45,915,000    $     71,585,000   $      68,391,000
   Depreciation                                             1,312,000            432,000             549,000             382,000
                                                    -----------------   ----------------    ----------------   -----------------

                                                           48,567,000         46,347,000          72,134,000          68,773,000
                                                    -----------------   ----------------    ----------------   -----------------
Deferred tax assets:
   Multi-year subscription revenues                        41,928,000         36,968,000          36,226,000          29,051,000
   Relocation expenses                                      3,439,000          3,606,000           3,749,000           3,736,000
   Product abandonment and
     related liabilities                                    8,005,000
   Net operating loss carryforwards                         1,347,000          1,474,000           8,217,000
   Reminder/reference subscription revenue                 (2,709,000)        (3,643,000)          1,195,000          (1,945,000)
   Other                                                    5,150,000          3,946,000           1,996,000           1,829,000
                                                    -----------------   ----------------    ----------------   -----------------

                                                           57,160,000         42,351,000          51,383,000          32,671,000
                                                    -----------------   ----------------    ----------------   -----------------

Net deferred tax (asset) liability                  $      (8,593,000)  $      3,996,000    $     20,751,000   $      36,102,000
                                                    =================   ================    ================   =================

The deferred income tax benefit for the year ended October 31, 1993 (under prior accounting method) resulted from the following items:

Subscriber costs, net                                   $        450,000
Multi-year subscription revenues                              (7,310,000)
Reminder/reference subscription revenue                        1,952,000
Relocation expenses                                              698,000
Other                                                           (531,000)
                                                        ----------------

                                                        $     (4,741,000)
                                                        ================


At December 31, 1995, the Company had $4,298,000 of net operating loss carryforwards for tax purposes which, if unused, will expire in 2001.

13.  Common Stock And Stock Options

The following table presents information for the year ended December 31, 1995, the two months ended December 31, 1994 and the years ended October 31, 1994 and 1993 with respect to options granted and outstanding as follows:

                                                                                   Shares Under Option
                                                          --------------------------------------------------------------------------
                                                           Outstanding                                                   Outstanding
                                              Option      at beginning                                                    at end of
                                            Price Range     of period        Granted       Canceled       Exercised        period
                                            -----------     ---------        -------       --------       ---------        ------
- ------------------------------------------------------------------------------------------------------------------------------------
Year ended October 31, 1993
1979 Plan                                      $ 5.875        141,040                                      (141,040)
Outside Directors' Options               $ 6.375-13.00        200,000        200,000                       (100,000)       300,000
1987 Plan                                      $ 5.875        348,100                                      (348,100)
1989 Executive Options                         $ 5.125        980,000                                      (230,000)       750,000
1989 Employee Stock Option Plan                 $ 6.00        361,004                        (5,333)       (102,671)       253,000
Peter & Steven J. Halmos                  $ 5.125-5.50      5,850,000                    (1,950,000)                     3,900,000
1991 Employee Stock Option Plan                 $ 9.00        138,000                       (24,333)        (38,334)        75,333
1992 Employee Stock Option Plan                $ 8.875                        75,000        (12,500)                        62,500
                                                            ---------      ---------     ----------      ----------      ---------
                                                            8,018,144        275,000     (1,992,166)       (960,145)     5,340,833
                                                            =========      =========     ==========      ==========      =========
- ------------------------------------------------------------------------------------------------------------------------------------
Year ended October 31, 1994
Outside Directors' Options              $ 9.00 - 13.00        300,000                                                      300,000
1989 Executive Options                         $ 5.125        750,000                                      (750,000)
1989 Employee Stock Option Plan                 $ 6.00        253,000                                      (234,000)        19,000
Steven J. Halmos                          $ 5.125-5.50      3,900,000                                    (3,900,000)
1991 Employee Stock Option Plan                 $ 9.00         75,333                       (11,667)        (36,333)        27,333
1992 Employee Stock Option Plan                $ 8.875         62,500                       (13,335)        (14,164)        35,001
1994  Long-Term Stock-Based
  Incentive Plan                       $ 12.625-18.375                     2,315,000         (3,000)                     2,312,000
Employee Stock Option Plan                     $ 16.50                        42,700         (2,700)                        40,000
                                                            ---------      ---------     ----------      ----------      ---------
                                                            5,340,833      2,357,700        (30,702)     (4,934,497)     2,733,334
                                                            =========      =========     ==========      ==========      =========
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
Two months ended December 31, 1994
Outside Directors' Options              $ 9.00 - 13.00        300,000                                                      300,000
1989 Employee Stock Option Plan                 $ 6.00         19,000                                                       19,000
1991 Employee Stock Option Plan                 $ 9.00         27,333                                                       27,333
1992 Employee Stock Option Plan                $ 8.875         35,001                                                       35,001
1994  Long-Term Stock-Based
  Incentive Plan                       $ 12.625-18.938      2,312,000        193,500                                     2,505,500
Employee Stock Option Plan                $16.50-17.50         40,000         21,500                                        61,500
                                                            ---------     ----------                                     ---------
                                                            2,733,334        215,000                                     2,948,334
                                                            =========     ==========                                     =========
- ------------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1995
Outside Directors' Options              $ 9.00 - 13.00        300,000                                                      300,000
1989 Employee Stock Option Plan                 $ 6.00         19,000                                       (19,000)
1991 Employee Stock Option Plan                 $ 9.00         27,333                        (1,667)        (17,333)         8,333
1992 Employee Stock Option Plan                $ 8.875         35,001                       (12,501)        (12,500)        10,000
1994  Long-Term Stock-Based
  Incentive Plan                       $ 7.625 - 20.75      2,505,500      1,049,200       (936,000)         (1,000)     2,617,700
Employee Stock Option Plan            $ 9.875 - 19.125         61,500         74,300        (27,500)                       108,300
Directors Stock Plan                           $15.875                        30,000                                        30,000
                                                            ---------      ---------     ----------      ----------      ---------
                                                            2,948,334      1,153,500       (977,668)        (49,833)     3,074,333
                                                            =========      =========     ==========      ==========      =========

All options to purchase common shares are exercisable and no additional shares are available for granting options under each plan except as noted below.

Of the options to purchase 2,617,700 shares outstanding under the 1994 Long-Term Stock-Based Incentive Plan (as amended, the "1994 Plan"), options to purchase 655,583 shares were exercisable at December 31, 1995. A portion of the stock options outstanding under the 1994 Plan vest over time (becoming fully vested in two or four years) beginning one year from the date of grant and a portion vests based on certain stock price hurdles. Of the options to purchase 108,300 shares outstanding under the Employee Stock Option Plan, options to purchase 48,600 shares were exercisable at December 31, 1995. The options under the Employee Stock Option Plan vest one year from the date of grant.

Of the options to purchase 30,000 shares outstanding under the Directors Stock Plan, none of the options were exercisable at December 31, 1995. Sixty percent of the options, which are granted automatically upon a director's election to the Board, vest over four years beginning one year after the date of grant and forty percent of the options vest in three equal installments based on achievement of certain stock price hurdles.

In addition to the options granted under the 1994 Plan as discussed above, 15,450 shares of restricted stock have been awarded under the 1994 Plan through December 31, 1995. Of the 15,450 shares of restricted stock issued through December 31, 1995, 12,450 shares are vested and 1,000 shares of restricted stock were forfeited upon the grantee's termination of employment.

In connection with the exercise of options to purchase common stock, certain employees exchanged 94,332 and 18,134 shares of common stock in lieu of cash in 1994 and 1993, respectively. The exchanged shares are deducted from the number of shares issued upon the exercise of employee stock options for purposes of presentation in the consolidated statement of changes in stockholders' equity.

The 1994 Plan was approved by the stockholders at the 1994 Annual Meeting of Stockholders held on March 7, 1994 and amended at the 1995 Annual Meeting of Stockholders held on April 27, 1995. The 1994 Plan, as amended, provides for the award of stock options, stock appreciation rights and restricted stock covering a maximum of 3,740,000 shares. The Directors Stock Plan was approved by the stockholders at the 1995 Annual Meeting of Stockholders and provides for the automatic grant of an option to purchase 15,000 shares of the Company's common stock upon a director's initial election or appointment to the Board. Up to 105,000 shares may be issued pursuant to the Directors Stock Plan.

All stock options granted in 1995 and in prior years, except for the grants under the Employee Stock Option Plan, were administered by the Board of Directors or a committee thereof and had an exercise price based on the market price of the Company's common stock on the date of grant. The Employee Stock Option Plan is administered by a committee of Company officers who are not eligible to participate in this plan. As of December 31, 1995, 3,074,333 of the shares held in treasury were reserved for the issuance of shares under the above described stock options.

14.  Transactions with Related Parties

Until his resignation as Chief Executive Officer and a director on December 19, 1992, Steven J. Halmos, SafeCard's co-founder, provided his services to SafeCard through High Plains Capital Corporation ("HPCC"), a company owned by himself and his brother, Peter Halmos, SafeCard's other co-founder. After that date, Steven
J. Halmos, acting in the capacity of an Advisor on Marketing and Operational Strategy, provided services directly to SafeCard pursuant to a written agreement (as amended and restated as of April 1, 1993, the "Steven J. Halmos Agreement"). On May 26, 1994, SafeCard reached a settlement with Steven J. Halmos to terminate the Steven J. Halmos Agreement and various other agreements between SafeCard and Mr. Halmos that provided for payments to Mr. Halmos of $2,000,000 a year through March 31, 1998. The settlement, which arose in connection with the Company's management restructuring in April 1994 and a resulting decision to cease using Mr. Halmos' services, resulted in a $4,400,000 cash payment to Mr. Halmos and charge to 1994 earnings. Subsequent to his termination Mr. Halmos exercised options to purchase 3,900,000 shares of the Company's common stock. Stockholders' equity increased $37,800,000 resulting from the exercise of such options and the related tax benefit (see Note 13 - Common Stock and Stock Options). In 1993, SafeCard paid Steven J. Halmos (or HPCC for Steven J. Halmos' services) a total of approximately $2,100,000.

In 1993, SafeCard also entered into an agreement that called for Steven J. Halmos to sell the 1,645,760 shares of Company stock he owned at that time (this representing approximately 6.2% of total outstanding shares at April 1, 1993) to the Company as part of the Company's stock repurchase program. The shares were acquired by the Company on April 21, 1993 for a price of $11.50 per share, a price equal to the average trading price of the Company's common stock over a specific period of days following public disclosure of the repurchase.

SafeCard markets its CreditLine product pursuant to an agreement (as amended, the "CreditLine Agreement") with CreditLine Corporation ("CLC"), a corporation owned by Steven J. Halmos and Peter Halmos, SafeCard's co-founders, and their families. The CreditLine Agreement grants SafeCard an exclusive license to market CreditLine through certain credit card issuers (including all issuers with which SafeCard has contractual relationships) and provides that profits and losses, if any, are shared equally between CLC and SafeCard. Net CreditLine billings to subscribers totaled approximately $30,710,000, $7,000,000, $22,900,000 and $15,800,000 while marketing and other expenditures totaled $23,488,000, $3,060,000, $17,400,000 and $13,400,000 for the year ended December
31, 1995, the two months ended December 31, 1994 and the years ended October 31, 1994 and 1993, respectively. In June 1993, SafeCard was notified by CLC that the CreditLine Agreement would not be renewed effective November 1, 1993.

Notwithstanding its termination, the CreditLine Agreement gives SafeCard the perpetual right to continue to service existing CreditLine subscribers and to participate in the resulting income. In addition, an amendment to the CreditLine Agreement provides that SafeCard has the perpetual right to market CreditLine, and participate in the resulting income, through all of its existing card issuer clients with which it either had a CreditLine marketing agreement on November 1, 1993 or entered into such a marketing agreement within the following three years. The CreditLine Agreement is the subject of litigation as described in
Note 16 Commitments and Contingencies.

In 1995, CreditLine and certain services marketed in conjunction with CreditLine accounted for approximately $14,506,000 or 7.7% of the Company's subscription revenue and generated approximately $4,728,000 of pre-tax income. During the Transition Period, CreditLine and related services accounted for approximately $1,913,000 or 6.3% of the Company's subscription revenue and generated approximately $702,000 of pre-tax income. In 1994, such services accounted for approximately $9,100,000 or 5.3% of the Company's subscription revenue and approximately $2,800,000 or 11.6% of the Company's pre-tax income. In 1993, such services accounted for approximately $6,500,000 or 4.2% and $1,900,000 or 4.5% of the Company's subscription revenue and pre-tax income, respectively.

The CreditLine Agreement provides for the creation of an escrow in the case of certain disputes between the parties. Effective September 1993, SafeCard began depositing CLC's share of CreditLine profits into escrow. Through December 31, 1995, SafeCard has also deposited approximately $4,265,000 of its share of the CreditLine profits in an escrow account. The Company's cash and cash equivalents include only SafeCard's share of the escrowed amounts.

SafeCard made payments under the Ft. Lauderdale Lease to a partnership consisting of Peter Halmos and Steven J. Halmos (the "Halmos Partnership"). Payments made to the Halmos Partnership for the year ended October 31, 1993 for the land and building, were approximately $700,000. No payments were made to the Halmos Partnership in 1994 or 1995. SafeCard no longer occupies the operations center and is no longer making payments on the Ft. Lauderdale Lease which is now the subject of litigation (see Note 16 Commitments and Contingencies).

In October 1993, the Company renewed a consulting agreement with the Dilenschneider Group, Inc. ("DGI") to provide public relations counsel and advice to the Company in 1994 for an annual retainer of $180,000. A director of the Company is the majority owner and chief executive officer of DGI. In October 1994, the Company entered into an agreement with DGI for public affairs and public relations assistance during 1995 for an annual retainer of $100,000. These consulting arrangements have not been renewed for 1996.

During 1994, DGI consulted on and assisted with investor relations for a monthly fee of $12,500. In addition, another director of the Company provided investor relations consulting services to the Company during 1994 for a monthly retainer of $4,167. These consulting arrangements were terminated effective October 31, 1994.

In September 1994, the Company acquired Wright Express. The Company's former Chairman and Chief Executive Officer, Paul G. Kahn, was a director of Wright Express prior to the acquisition. During negotiations between the Company and Wright Express, Mr. Kahn did not attend any meetings or participate in any discussions of the Board of Directors of Wright Express and abstained from voting on the acquisition by the Company's Board of Directors.

15.  Employee Benefit Plans

In June 1993, the Company implemented a 401(k) and Profit-Sharing Plan for its employees who are at least 20 years of age, have worked at least 1,000 hours in the past year and have completed one year of service. The Company matches 50% of each employee's contribution, up to a maximum of 6% of each employee's salary. Company contributions vest at a rate of 20% per year after one year of service while participating in the plan. Continuation of, and contributions to, the 401(k) and Profit-Sharing Plan are voluntary, at the discretion of the Company and are paid to each eligible employee's account. The total expense recorded under the plan in 1995, the Transition Period, 1994 and 1993 was approximately $686,000, $16,000, $385,000 and $240,000, respectively.

Wright Express maintains a separate 401(k) and Profit-Sharing Plan that has been modified to mirror the benefits and conditions of the Company's plan. The total expense recorded under the plan in 1995 and the Transition Period was approximately $5,000 and $1,000, respectively.

National Leisure Group maintains a separate 401(k) and Profit-Sharing Plan for its employees who are considered full-time and have completed six months of service. National Leisure Group matches 25% of the each employee's contribution, up to a maximum of 4% of each employee's salary. Continuation of, and contributions to, the plan are voluntary, at the discretion of management and are paid to each eligible employee's account. The total expense recorded under the plan in 1995 was approximately $30,000.

16. Commitments and Contingencies

Contracts

The Company has written agreements with certain large credit card issuers which account for a large percentage of its subscription revenue. Termination of any of these contracts would adversely affect the Company. Contracts with Citibank (South Dakota), N.A. and related entities contributed 22%, 24%, 26% and 30% of the Company's consolidated revenue in 1995, the Transition Period, 1994 and 1993, respectively. Citibank contributed 30%, 30%, 32% and 36% of the Company's consolidated membership and subscription revenue during the same periods. The principal Citibank contract, as amended, expires December 31, 2000. Citibank has a right to terminate the contract in the event of the sale of a majority of the shares of the Company to specified credit card issuers, to banks and their corporate affiliates and to entities that do not have equity of at least $25,000,000.

Contracts with Sears, Roebuck and Co. contributed approximately 10% to the Company's consolidated revenue in 1995, the Transition Period, 1994 and 1993. Sears contributed 13%, 12%, 13% and 12% of the Company's consolidated membership and subscription revenue during the same periods. SafeCard has signed a letter of intent for a new five-year cooperative business relationship with Sears.
The new contract will be effective on January 1, 1996 and is expected to be executed shortly.

Leases

The Company has entered into several operating leases for certain computer and telephone equipment and facilities in the normal course of business. Rent expense for 1995, the Transition Period and 1994 was $5,535,000, $452,000 and $283,000, respectively. There was no material rental expense for 1993. The following is a schedule of future minimum rental payments required under operating leases having initial or remaining non-cancelable lease terms in excess of one year at December 31, 1995:

              1996                          $    4,523,000
              1997                               4,329,000
              1998                               2,848,000
              1999                               1,448,000
              2000                                 784,000
              Thereafter                         2,241,000
                                            --------------

                                            $   16,173,000
                                            ==============

Legal Matters

The Company is defending or prosecuting claims in thirteen complex lawsuits, twelve of which involve Peter Halmos, former Chairman of the Board and Executive Management Consultant to SafeCard, and various parties related to him as adversaries. Peter Halmos is also a plaintiff in three other lawsuits, one against a former officer, one against a director of the Company and one against SafeCard's outside counsel, in which neither SafeCard nor the Company have been named as defendant. The thirteen cases in which the Company or its subsidiaries is a party are as follows:

     A suit initiated by Peter Halmos, related entities, and Myron Cherry (a former lawyer for SafeCard) in April 1993 in Cook County Circuit Court in Illinois against SafeCard and one of the Company's directors, purporting to state claims aggregating in excess of $100 million, principally relating to alleged rights to "incentive compensation," stock options or their equivalent, indemnification, wrongful termination and defamation. SafeCard and the director moved to dismiss this lawsuit. In November 1993, the court granted the motions to dismiss all parts of the complaint, but gave the plaintiffs leave to replead, which they did. Again in March 1994, the court granted the motions to dismiss all of the complaints but permitted the plaintiffs to replead which they did in June 1994. On February 7, 1995, the court dismissed with prejudice Peter Halmos' claims regarding alleged rights to "incentive compensation," stock options or their equivalent, wrongful termination and defamation. Mr. Halmos has appealed this ruling; the initial brief, the answer brief and the reply brief have been filed. No date for oral argument has been set. SafeCard has filed an answer to the remaining indemnification claims. Its obligation to file an answer to the claims of Myron Cherry have been stayed pending settlement discussions.

     A suit by Peter Halmos, purportedly in the name of Halmos Trading & Investment Company, seeking monetary damages and specific performance against SafeCard, one of its former officers and one of the Company's directors in Circuit Court in Broward County, Florida, making a variety of claims related to the contested lease of SafeCard's former Ft. Lauderdale headquarters. SafeCard has vacated the building, ceased making payments related to the Ft. Lauderdale lease and has filed counterclaims. In May 1994, the court dismissed Peter Halmos' amended counterclaim for breach of contract for indemnity and intentional infliction of emotional distress but gave leave to amend. In June 1994, Peter Halmos filed a second amended counterclaim purporting to state claims for intentional infliction of emotional distress, fraud and negligent misrepresentation and declaratory judgment based on alleged breach of contract for indemnity or, in the alternative, promissory estoppel, related to indemnification of legal expenses in this lawsuit. In January 1995, Peter Halmos filed a third amended counterclaim which was identical in all material respects to the second amended counterclaim. On January 17, 1995, SafeCard filed its answer to the third amended counterclaim. On October 30, 1995, the court dismissed Peter Halmos' claims against the Company for fraudulent misrepresentation and specific performance and dismissed all claims against the Company's director. Halmos also dismissed without prejudice his emotional distress claim, severed his indemnification claims and dismissed with predjudice his claim against the former officer. Trial of the lawsuit began February 26, 1996.

     A suit which seeks monetary damages and certain equitable relief filed by SafeCard in August 1993 in Laramie County Circuit Court in Wyoming against Peter Halmos and related entities alleging that Peter Halmos dominated and controlled SafeCard, breached his fiduciary duties to SafeCard, and misappropriated material non-public information to make $48 million in profits on sales of SafeCard stock. In March 1994, Mr. Halmos and related entities filed a counterclaim in which claims were made of conspiracy in restraint of trade, monopolization and attempted monopolization, unfair competition and restraint of trade, breach of contract for indemnity and intentional infliction of emotional distress. SafeCard's motion to sever the conspiracy, monopolization and restraint of trade claims was granted in May 1994. The claims for the conspiracy, monopolization, restraint of trade and unfair competition were dismissed without prejudice in June 1994. On April 12, 1995, the trial court granted the motion of Mr. Halmos and certain related entities to amend their counterclaims. The amended counterclaims include claims for indemnification for legal expenses incurred in the action and a claim that SafeCard's contract with CreditLine should be rescinded. On April 19, 1995, the trial court granted Mr. Halmos' motion for summary judgment that certain of SafeCard's claims against him were barred by the statute of limitations. On March 14, 1996, the Wyoming Supreme Court reversed the trial court's ruling that certain of SafeCard's claims were barred by the statute of limitations.

     A suit seeking monetary damages by Peter Halmos, purportedly in his name and in the name of CreditLine Corporation and Continuity Marketing Corporation against SafeCard, one of its officers and three of the Company's directors in United States District Court in the Southern District of Florida, in September 1994 purporting to state various tort claims, state and federal antitrust claims and claims of copyright infringement. The claims principally relate to the allegation by Peter Halmos and his companies that SafeCard has taken action to prevent him from being a successful competitor. On December 9, 1994, SafeCard, its officer and the Company's directors moved to dismiss the lawsuit. On March 8, 1995, the court granted Mr. Halmos' motion to file a second amended complaint. On March 28, 1995, SafeCard, its officer and the Company's directors again moved to dismiss the lawsuit. All discovery in the case has been stayed pending a ruling on the motion to dismiss. On August 16, 1995, the United States Magistrate Judge filed a Report and Recommendation that the case be dismissed. The parties have filed various briefs and memoranda in response to this Report. On January 4, 1996, the Magistrate recommended ruling that the statute of limitations was tolled during pendency of the case in federal court and the plaintiffs' state law claims were thus not time-barred. Defendants have filed an objection to this recommendation.

     A suit seeking monetary damages by Peter Halmos, as trustee for the Peter
     A. Halmos revocable trust dated January 24, 1990 and the Halmos Foundation, Inc., individually and James L. Binder as custodian for Elizabeth Binder; Edward Dubois; Sheila Ann Dubois, as personal representative of the Estate of Winifred Dubois; G. Neal Goolsby, John E. Masters, individually and as custodian for Gregory Halmos and Nicholas Halmos; and J.B. McKinney on behalf of themselves and all others similarly situated against SafeCard, one of its officers, one of its former officers and three of the Company's directors in the United States District Court for the Southern District of Florida in December 1994. This litigation involves claims by a putative class of sellers of SafeCard stock for the period January 11, 1993 through December 8, 1994 for alleged violations of the federal and states securities laws in connection with alleged improprieties in SafeCard's investor relations program. The complaint also includes individual claims made by Peter Halmos in connection with the sale of stock by the two trusts controlled by him. The Complaint was amended on September 13, 1995 to join James L. Binder individually and as custodian for the James L. Binder, D.D.S., P.C. Profit Sharing Trust II. SafeCard and the individual defendants have filed a motion to dismiss. There has been limited discovery on class certification and identification of "John Doe" defendant issues. The Company filed its opposition to the pending motion for class certification on December 11, 1995. Plaintiffs' reply is due March 19, 1996.

     A suit seeking monetary damages and injunctive relief by LifeFax, Inc. and Continuity Marketing Corporation, companies affiliated with Peter Halmos, in the State Circuit Court in Palm Beach County, Florida in April 1995 against the Company, Family Protection Network, Inc., SafeCard, one of the Company's directors and the Company's Chief Executive Officer purporting to state various statutory and tort claims. The claims principally relate to the allegation by these companies that SafeCard's Early Warning Service and Family Protection Network were conceived and commercialized by, among others, Peter Halmos and have been improperly copied. An amended complaint filed on June 14, 1995 seeking monetary damages adds to the prior claims certain claims by Nicholas Rubino that principally relate to the allegation that SafeCard's Pet Registration Product was conceived by Mr. Rubino and has been improperly copied. The Company and the individual defendants filed a motion to dismiss the amended complaint. A hearing was held on the motion to dismiss on October 13, 1995. On November 27, 1995, the Court entered an Order denying the Company's motion to dismiss. On December 12, 1995 the defendants filed their Answer and Affirmative Defenses to the Amended Complaint. Preliminary discovery is proceeding.

     A suit seeking monetary damages and declaratory relief by Peter Halmos, individually and as trustee for the Peter A. Halmos Revocable Trust dated January 24, 1990 and by James B. Chambers, individually and on behalf of himself and all others similarly situated against the Company, SafeCard, each of the members of the Company's Board of Directors, three non-board member officers of the Company, the Company's outside auditor and one of the Company's outside counsel in the United States District Court for the Southern District of Florida in June 1995. The litigation involves claims by a putative class of purchasers of the Company stock between December 14, 1994 and May 25, 1995 and on behalf of a separate class of all record holders of SafeCard stock as of April 27, 1995. The putative class claims are for alleged violations of the federal securities laws, for alleged breach of fiduciary duty and alleged negligence in connection with certain matters voted on at the Annual Meeting of SafeCard stockholders held on April 27, 1995. The Company and the individual defendants have filed a motion to dismiss these claims. There has been limited discovery on class certification issues. The Company filed its opposition to the pending motion for class certification on December 11, 1995. Plaintiffs' reply is due March 19, 1996.

     A purported shareholder derivative action initiated by Michael P. Pisano, on behalf of himself and other stockholders of SafeCard and Ideon Group, Inc. against SafeCard, Ideon Group Inc., two of their officers, and the Company's directors in United States District Court, Southern District of Florida. This litigation involves claims that the officers and directors of SafeCard have improperly refused to accede Peter Halmos' litigation and indemnification demands against the Company. The Company and the individual defendants have filed motions to dismiss the first amended complaint. On September 29, 1995, Pisano filed a second amended complaint which made additional allegations of waste and mismanagement against the Company's officers and directors in connection with the Family Protection Network and PGA Tour Partners products. On December 26, 1995, the Company filed motions to dismiss the Second Amended Complaint for: (i) failure to join an indispensable party (Halmos) and failure to allege demand on the Board of Directors with particularity; and (ii) the failure of Pisano to comply with the fairness and adequacy requirements of Federal Rule of Civil Procedure
     23.1. On January 25, 1996, the plaintiff filed a memorandum in opposition to motion to dismiss. The Company filed its reply to the memorandum in opposition on February 23, 1996.

     A suit seeking monetary damages filed by Peter Halmos against SafeCard, one of its directors, its former general counsel, and its legal counsel in the Circuit Court, Fifteenth Judicial Circuit, in and for Palm Beach County, Florida on August 10, 1995. This litigation involves claims by Peter Halmos for breach of fiduciary duty and constructive fraud, fraud, and negligent misrepresentation and is based on allegations arising out of the resolution of a shareholder class action lawsuit in 1991 and SafeCard's subsequent filing of an action against Halmos and his related companies in Wyoming in 1993. Safe-Card has filed a motion to dismiss which has been set for hearing on March 29, 1996.

     A suit by Lois Hekker on behalf of herself and all others similarly situated seeking monetary damages against the Company and its former Chief Executive Officer in the United States District Court for the Middle District of Florida on July 28, 1995. The litigation involves claims by a putative class of purchasers of the Company's stock for the period April 25, 1995 through May 25, 1995 for alleged violation of the federal securities laws in connection with statements made about the Company's business and financial performance. Defendants filed a motion to dismiss on October 2, 1995. On January 3, 1996, the court stayed all merits discovery pending rulings on the motion to dismiss and on the plaintiff's motion for class certification.

     A declaratory judgment action by the Company and its directors against Peter Halmos in Delaware Chancery Court, New Castle County. This action seeks a declaration regarding the Company's advance indemnification obligations, if any, to Peter Halmos who has made numerous advance indemnification demands on the Company in connection with his many lawsuits. Halmos filed a motion to dismiss on jurisdictional grounds on November 17, 1995. The Company filed a brief in opposition and an amended complaint on February 14, 1996. Defendant's response is due March 21, 1996.

     A suit by High Plains Capital Corporation against the Company, SafeCard, two of its directors and The Dilenschneider Group, Inc. in Circuit Court in Palm Beach County, Florida. This litigation involves claims by High Plains Capital Corporation, a corporation with which Peter Halmos is affiliated, for certain incentive compensation arising out of Halmos' affiliation with SafeCard. The Complaint includes claims for breach of written agreements regarding additional services and expenses, an alternative claim for quantum meruit based on written agreement and a count for tortious interference with advantageous business relationship. The Complaint appears to attempt to revive the incentive compensation claims which have been dismissed with prejudice in Illinois. On November 30, 1995, the Company filed a motion to strike, motion to dismiss and motion to transfer. Hearings have been set on the motion to dismiss on March 29, 1996, and on the motion to strike on April 4, 1996.

     A suit filed by High Plains Capital Corporation against the Company and SafeCard in Circuit Court in Broward County, Florida. This litigation involves claims by High Plains Capital Corporation, a corporation with which Peter Halmos is affiliated, for alleged breach of oral contract, alleged violation of Florida's Uniform Trade Secrets Act, alleged misappropriation of trade secrets and for declaration that certain alleged trade secrets are the property of High Plains Capital Corporation. The Company filed motions to dismiss and to transfer on December 15, 1995.

The Company is involved in certain other claims and litigation, including various employment related claims, arising from the ordinary course of business and which are not considered material to the operations of the Company.

The Company believes that it has proper and meritorious claims and defenses in these lawsuits which it intends to vigorously pursue. Resolution of any or all of these litigation matters could have a material impact (either favorable or unfavorable depending on the outcome) upon the Company's operations, liquidity and financial condition.

17.  Statement Of Cash Flows

The following is a reconciliation of net income (loss) to net cash provided by (used in) operating activities:

                                                                        Two Months
                                                      Year Ended           Ended                     Year Ended
                                                     December 31,      December 31,                  October 31,
                                                         1995              1994                1994                1993
                                                         ----              ----                ----                ----
Net (loss) income                                $    (49,441,000) $     (49,944,000)  $      20,021,000   $     31,477,000
Adjustments to reconcile net
 (loss) income to net cash (used in)
 provided by operating activities:
   Depreciation and amortization                        6,157,000            723,000           1,349,000            864,000
   Cumulative effect of change
     in accounting for income taxes                                                           (2,000,000)
   Amortization of investment
     premiums/discounts, net                            1,701,000            802,000           5,281,000          5,233,000
   Realized (gain) loss on sales of
      securities available for sale                    (1,094,000)            97,000            (593,000)        (1,277,000)
   Unrealized loss on marketable
     securities                                                            1,943,000
   Loss on impairment of assets                         7,569,000
   Income tax (benefit) provision                     (27,801,000)       (26,075,000)          6,178,000         10,968,000
   Income tax (refunds) payments, net                  11,047,000             (7,000)          3,237,000        (16,161,000)
   Billings to subscribers, net                       185,297,000         43,886,000         189,925,000        173,769,000
   Amortization of subscribers' advance
     payments to revenue                             (187,758,000)       (30,375,000)       (173,434,000)      (156,600,000)
   Effect of change in amortization
     periods for deferred subscriber
     acquisition costs                                                    65,500,000
   Expenditures for subscriber
     acquisition costs                                (68,948,000)        (8,792,000)        (68,029,000)       (63,717,000)
   Payment of commissions, net                        (51,566,000)       (11,794,000)        (52,412,000)       (49,511,000)
   Amortization of subscriber
     acquisition costs                                 67,799,000         10,001,000          56,236,000         51,075,000
   Amortization of commissions                         53,079,000          8,565,000          49,745,000         44,173,000
   Increase (decrease) in allowance
     for cancellations                                    351,000          1,541,000          (1,237,000)         1,306,000
   Changes in assets and liabilities, net
     of effects of business acquisitions:
       Receivables, net                               (12,321,000)       (15,888,000)          4,070,000           (877,000)
       Other current assets                               117,000
       Other assets                                    (6,076,000)        (3,020,000)         (1,137,000)           582,000
       Accounts payable and
         accrued expenses                              (4,427,000)         8,085,000           9,846,000         (2,459,000)
       Product abandonment and related
       liabilities                                     20,796,000
                                                 ----------------  -----------------   -----------------   ----------------
Net cash (used in) provided by
   operating activities                          $    (55,519,000) $      (4,752,000)  $      47,046,000   $     28,845,000
                                                 ================  =================   =================   ================

18.  Unaudited Quarterly Financial Data

                                                                             Quarters Ended
                                                 -------------------------------------------------------------------------
1995                                                March 31            June 30          September 30         December 31
- ----                                                --------            -------          ------------         -----------
Operating revenue                                $    59,728,000   $     57,732,000    $     57,543,000    $    58,965,000
Operating income (loss)                                  429,000        (72,881,000)        (12,152,000)         7,362,000
Net income (loss) (A)                                    301,000        (46,670,000)         (7,778,000)         4,706,000
Net income (loss) per share (A)                  $           .01   $          (1.62)   $          (.28)    $           .17
Weighted average number of common
   and common equivalent shares                       29,870,000         28,860,000          28,222,000         27,986,000
Subscribers at period end                             13,024,000         13,139,000          13,174,000         13,172,000

                                                                                                              Two Months
                                                                                                                 Ended
Transition Period - 1994                                                                                      December 31
- ------------------------                                                                                      -----------
Operating revenue                                                                                          $    34,698,000
Operating income (loss)                                                                                        (76,019,000)
Net income (loss) (B)                                                                                          (49,944,000)
Net income (loss) per share (B)                                                                            $         (1.70)
Weighted average number of common
   and common equivalent shares                                                                                 29,297,000
Subscribers at period end                                                                                       13,046,000

                                                                               Quarters Ended
                                                 -------------------------------------------------------------------------
1994                                               January 31          April 30             July 31           October 31
- ----                                               ----------          --------             -------           ----------
Operating revenue                                $    43,694,000   $     49,313,000    $     46,415,000    $    49,664,000
Operating income (loss)                                9,153,000          5,260,000           8,278,000          1,508,000
Net income (loss) (C)                                  8,444,000          3,804,000           6,635,000          1,138,000
Income (loss) per share before
   cumulative effect of change
   in accounting for income taxes                $           .24   $            .14    $           .23     $           .04
Net income (loss) per share (C)                  $           .31   $            .14    $           .23     $           .04
Weighted average number of common
   and common equivalent shares                       27,608,000         27,761,000          28,768,000         29,229,000
Subscribers at period end                             12,229,000         12,635,000          12,876,000         13,105,000

(A) During the second and third quarters of 1995, the Company recorded pre-tax product abandonment and restructuring charges of $34,156,000 and $10,861,000, respectively, related to the abandonment of certain new product developmental efforts and the related impairment of certain assets and the restructuring of SafeCard and the corporate infrastructure. During the fourth quarter of 1995, the Company recovered $1,200,000 relating to a deposit previously written off in connection with the second quarter product abandonment.

(B) During the Transition Period, the Company recorded a pre-tax charge of $65,500,000 related to the change in the amortization periods for subscriber acquisition costs.

(C) The first quarter of 1994 includes a $2,000,000 ($.07 per share) positive effect on net earnings from a change in the Company's method of accounting for income taxes.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                CUC INTERNATIONAL INC.
                                                (Company)


Date:  September 16, 1996                  By:  /s/ Cosmo Corigliano
       ______________________                  ________________________

                                           Name:  Cosmo Corigliano
                                                  ---------------------

                                           Title:  Senior Vice President
                                                   ---------------------
                                                   and Chief Financial Officer

                                  EXHIBIT INDEX


   Exhibit No.                    Description                               Page
   -----------                    -----------                               ----

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of Deloitte & Touche LLP.

      23.3         Consent of Deloitte & Touche LLP.

      23.4         Consent of Price Waterhouse LLP.

      23.5         Consent of KPMG Peat Marwick LLP.

      27           Financial Data Schedule.

      99.1 Supplemental Consolidated Financial Statements of CUC International Inc. for the fiscal year ended January 31, 1996 (as restated to reflect the acquisitions of Sierra On-Line, Inc. on July 24, 1996, Davidson & Associates Inc. on July 24, 1996 and Ideon Group, Inc. on August 7,
                   1996).

      99.2 Supplemental Interim Consolidated Financial Statements of CUC International Inc. for the three month period ended April 30, 1996 and for the six month period ended July 31, 1996 (as restated to reflect the acquisitions of
                   Sierra On-Line, Inc. on July 24, 1996,
                   Davidson & Associates, Inc. on July 24,
                   1996 and Ideon Group Inc. on August 7,
                   1996).

      99.3         Selected Supplemental Consolidated
                   Financial Data of CUC International Inc.
                   (as restated to reflect the acquisitions of Sierra On-Line Inc. on July 24, 1996,
                   Davidson & Associates, Inc. on July 24,
                   1996 and Ideon Group, Inc. on August 7,
                   1996).

      99.4         Supplemental Management's Discussion and
                   Analysis of Financial Condition and
                   Results of Operations of CUC
                   International Inc. (as restated to
                   reflect the acquisitions of
                   Sierra On-Line, Inc. on July 24, 1996,
                   Davidson & Associates, Inc. on July 24,
                   1996 and Ideon Group, Inc. on August 7,
                   1996).